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                                                                   EXHIBIT 10.28

                                PROMISSORY NOTE


$5,280,000                                                  October 31, 1997



         For value received, BROCK SUITE TULSA, INC., a Delaware corporation, having its principal place of business at 3710 Rawlins, Suite 1500, Dallas, Texas 75219 (hereinafter referred to as "MAKER"), promises to pay to the order of CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC, a Delaware limited liability company ("LENDER" and also sometimes "PAYEE"), having its principal office at 11 Madison Avenue, 5th Floor, New York, New York 10010, or at such place as the holder hereof may from time to time designate in writing, the principal sum of FIVE MILLION TWO HUNDRED EIGHTY THOUSAND AND 00/100 DOLLARS ($5,280,000), in lawful money of the United States of America, with interest thereon to be computed on the unpaid principal balance from time to time outstanding at the Applicable Interest Rate (as hereinafter defined), and to be paid in installments as follows:

            A. On the date hereof, a payment of interest only for the period from the date hereof through and including November 10, 1997;

            B. A constant payment of $41,453.90 (such amount hereinafter the "MONTHLY PAYMENT AMOUNT"), on the eleventh (11th) day of December, 1997 and on the eleventh (11th) day of each calendar month thereafter up to and including the eleventh
                   (11th) day of October, 2022 (each a "PAYMENT DATE"); each of such payments to be applied (a) to the payment of interest computed at the Initial Term Interest Rate (as hereinafter defined); and (b) the balance applied toward the reduction of the principal sum;

and the balance of said principal sum together with all accrued and unpaid interest thereon shall be due and payable on the eleventh (11th) day of November, 2022 (the "MATURITY DATE"). Interest on the principal sum of this Note shall be calculated on the basis of the actual number of days elapsed and a three-hundred- sixty (360) day year. The constant payment required hereunder is based on an amortization schedule of Three Hundred (300) months. For purposes of making payments hereunder, but not for purposes of calculating l interest accrual periods if the eleventh (11th) day of a given month is not a Business Day (as hereinafter defined), then the Payment Date for such month shall be the next succeeding Business Day. All amounts due under this Note shall be payable without setoff, counterclaim or any other deduction whatsoever.

         1.      As used in this Note:

                 (a) The term "ANNUAL BUDGET" shall mean an annual budget submitted by Maker to Payee in accordance with the terms of paragraph 8(b) herein.
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                 (b)      The term "ANTICIPATED REPAYMENT DATE" shall mean
November 11, 2007.

                 (c)      The term "APPLICABLE INTEREST RATE" shall mean from
(a) the date of this Note through but not including the Anticipated Repayment Date, the Initial Term Interest Rate, and (b) from and after the Anticipated Repayment Date through and including the date this Note is paid in full, the Extended Initial Term Rate.

                 (d) The term "APPROVED ANNUAL BUDGET" shall mean each Annual Budget approved by Payee in accordance with terms herein.

                 (e) The term "ASSIGNMENT OF LEASES" shall mean that certain Assignment of Leases and Rents of even date herewith executed by Maker in favor of Payee.

                 (f)      The term "BUSINESS DAY" shall mean a day other than
(i) a Saturday or Sunday, or (ii) any day on which commercial banks in New York City are not open for general banking business.

                 (g) The term "CAPITAL EXPENDITURES" shall mean for any period, the amount expended for items capitalized under generally accepted accounting principles including expenditures for building improvements or major repairs, leasing commissions and tenant improvements.

                 (h) The term "CASH EXPENSES" shall mean for any period, the operating expenses for the Mortgaged Property (as defined in the Security Instrument and hereinafter referred to as the "Property") as set forth in an Approved Annual Budget to the extent that such expenses are actually incurred by Maker minus payments into the Tax Impound Fund (as defined in the Security Instrument), and the FF&E Fund (as defined in the Security Instrument).

                 (i) The term "CASH MANAGEMENT AGREEMENT" shall mean that certain Cash Management Agreement of even date herewith executed by Maker, Mason Hospitality Services, Inc., and Payee in connection with the Loan.

                 (j) The term "DEBT" shall mean, collectively, the whole of the principal sum of this Note, together with all interest accrued and unpaid thereon and all other sums due under the Loan Documents

                 (k) The term "DEFAULT RATE" shall mean, a rate per annum which equal to the lesser of (a) the maximum rate permitted by applicable law, or (b) five percent (5%) above the Applicable Interest Rate.

                 (l) The term "DEFEASANCE OPTION" shall mean the right and option of maker to release the Property from the lien of the Security Instrument in accordance with the provision set forth in Paragraph 55 of the Security Instrument.




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                 (m)      The term "EXTENDED TERM RATE"  shall mean a rate per
annum equal to the greater of (i) the Initial Term Interest Rate plus five (5) percentage points or (ii) the Treasury Rate plus five (5) percentage points, except during such time as the Loan is held by a trust which trust may sell certificates to investors evidencing an ownership interest in the trust assets, during which time the rate shall equal the greater of (i) the Initial Term Interest Rate plus two (2) percentage points or (ii) the Treasury Rate plus two
(2) percentage points.

                 (n) The term "EXCESS CASH FLOW" shall mean, for any period, the sum (determined in accordance with generally accepted accounting principles, consistently applied) of (a) net operating income (calculated as all income derived from the operation of the Property after payment of taxes and expenses), plus (b) depreciation and amortization (to the extent deducted in determining net operating income) for such period, plus (c) disbursements from the Tax Impound Fund, the Replacement Escrow Fund, the FF&E Fund or any other escrows or reserves approved by Payee or provided for under the Loan Documents, but only to the extent disbursed by Maker and not applied to the payment of, or reimbursement for, taxes, insurance and other amounts for which such reserves were set aside, minus (d) actual payments of the regularly scheduled principal and interest payments (calculated at the Applicable Interest Rate, or at the Default Rate, if applicable) due and payable in accordance with this Note during an applicable period, minus (e) actual capital improvement expenditures in excess of payments from the Replacement Escrow Fund, and funding of reserves for working capital and extraordinary expenses as approved by Lender in its sole discretion, and minus (f) payments into the Tax Impound Fund, the FF&E Fund and other reserves required under the Loan Documents.

                 (o) The term "EXTRAORDINARY EXPENSE" shall mean an extraordinary operating expense or capital expense not set forth in the Approved Annual Budget or allotted for in the Replacement Escrow Fund.

                 (p) The term "INITIAL TERM INTEREST RATE" shall mean a rate of eight and two-tenths percent (8.20%) per annum.

                 (q) The term "LOAN" shall mean that certain loan made by Payee to Maker contemporaneously herewith.

                 (r) The term "LOAN DOCUMENTS" shall mean collectively this Note, the Security Instrument, the Assignment of Leases, the Cash Management Agreement and any and all other documents securing, evidencing, or guaranteeing all or any portion of the Loan or otherwise executed and/or delivered in connection with this Note and the Loan.

                 (s) The term "NET CAPITAL EXPENDITURES" shall mean for any period the amount by which Capital Expenditures during such period exceeds reimbursements for such items during such period from any fund established pursuant to the Loan Documents.

                 (t) The term "SECURITY INSTRUMENT" shall mean that certain Mortgage, Assignment of Leases and Rents and Security Agreement of even date herewith in the amount of





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this Note given by Maker for the use and benefit of Payee covering the fee estate of Maker in certain premises as more particularly described therein.

                 (u) The term "TREASURY RATE" shall mean, as of the Anticipated Repayment Date, the yield, calculated by linear interpolation (rounded to the nearest one-thousandth of one percent (i.e., 0.001%)) of the yields of noncallable United States Treasury obligations with terms (one longer and one shorter) most nearly approximating the period from the Anticipated Repayment Date to the Maturity Date, as determined by Payee on the basis of Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Governmental Security/Treasury Constant Maturities, or other recognized source of financial market information selected by Payee.

         2. This Note is evidence of the Loan and of the obligation of the Maker to repay the Loan in accordance with the terms hereof. This Note is secured inter alia by (a) the Security Instrument, (b) an Assignment of Leases, and (c) the other Loan Documents.

         3. If any sum payable under this Note is not paid on or before the date on which it is due, Maker shall pay to Payee upon demand an amount equal to the lesser of five percent (5%) of such unpaid sum or the maximum amount permitted by applicable law in order to defray a portion of the expenses incurred by Payee in handling and processing such delinquent payment and to compensate Payee for the loss of the use of such delinquent payment. If the day when any payment required under this Note is due is not a Business Day, then payment shall be due on the first Business Day thereafter.

         4. The Debt or any portion thereof, shall without notice become immediately due and payable at the option of Payee if any payment required in this Note is not paid on or before the date on which it is due or upon the happening of any other Event of Default (as defined in the Security Instrument). In the event that it should become necessary to employ counsel to collect or enforce the Debt or to protect or foreclose the security therefor, Maker also shall pay on demand all costs of collection incurred by Payee, including attorneys' fees and costs reasonably incurred for the services of counsel whether or not suit be brought.

         5. Maker does hereby agree that upon the occurrence of an Event of Default (including upon the failure of Maker to pay the Debt in full on the Maturity Date), Payee shall be entitled to receive and Maker shall pay interest on the entire unpaid principal sum and any other amounts due at the Default Rate.

         6. Maker hereby agrees that upon the occurrence of an Event of Default, Maker shall pay to Payee on the eleventh (11th) day of each month while such Event of Default continues, an aggregate amount equal to the Excess Cash Flow for the period from the eleventh (11th) day of the prior month through and including the tenth (10th) day of the month in question, such Excess Cash Flow to be applied by Payee to the payment of the Debt in such order as Payee shall determine in its sole discretion, including, without limitation, alternating applications thereof between interest and principal. Interest at the Default Rate shall be computed from the occurrence of the Event of Default until the actual receipt and collection of the Debt; provided, however, that





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if the Event of Default is cured within five (5) days of its occurrence to the reasonable satisfaction of Payee, which cure may not be made more than 3 times, from and after such cure, interest hereunder will be computed at the Applicable Interest Rate. Interest at the Default Rate shall be added to the Debt and shall be secured by the Security Instrument. This paragraph, however, shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Payee by reason of the occurrence of any Event of Default; the acceptance of any payment of Excess Cash Flow shall not be deemed to cure or constitute a waiver of any Event of Default; and Payee retains its rights under this Note to accelerate and to continue to demand payment of the Debt upon the happening of any Event of Default despite any payment of Excess Cash Flow.

         7. This Note may not be prepaid prior to the date that is 30 days prior to the Anticipated Repayment Date (the "Optional Prepayment Date"); provided, however, Maker shall have the right and option to release the Property from the lien of the Security Instrument in accordance with the terms and provisions of the Defeasance Option. Notwithstanding the foregoing sentence, Maker shall have the privilege to prepay the entire principal balance of this Note and any other amounts outstanding on any Payment Date from and after the Optional Prepayment Date without payment of the Yield Maintenance Premium (as defined in the Security Instrument) or any other premium or penalty. In addition, on the Anticipated Repayment Date or on any Payment Date thereafter, the Maker may, at its option and upon thirty (30) days prior written notice from Maker to Payee, prepay in whole or in part the outstanding principal balance of this Note and any other amounts outstanding without payment of the Yield Maintenance Premium or any other premium or penalty. Partial prepayments made pursuant to the previous sentence shall be made in $100,000 increments only. If prior to the Anticipated Repayment Date and following the occurrence of any Event of Default, Maker shall tender payment of an amount sufficient to satisfy the Debt at any time prior to a sale of the Property, either through foreclosure or the exercise of the other remedies available to Payee under the Security Instrument, such tender by Maker shall be deemed to be voluntary and Maker shall pay, in addition to the Debt, the Yield Maintenance Premium, if any, that would be required under the Defeasance Option.

         8.      (a)      During any Sweep Period (as defined in the Cash
Management Agreement) and prior to the Anticipated Repayment Date, Maker shall cause the Rents (as defined in the Security Instrument) to be deposited in the applicable accounts required by the Cash Management Agreement and such sums shall be applied on the eleventh (11th) day of each calendar month in the following listed order of priority:

                          (i) First, payments to the Tax Impound Fund in accordance with the terms and conditions of the Security Instrument;

                          (ii)    Second, the payment of the Monthly Payment
                                  Amount;

                          (iii) Third, payments of any amounts due under the Loan Documents not otherwise addressed in this Section;





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                          (iv)    Fourth, payments to the FF&E Fund in
                                  accordance with the terms and conditions of the Security Instrument; and

                          (v) Lastly, payment to the Maker of any excess amounts, which payment shall be made by the fifteenth (15th) day of each calendar month.

                 (b) For each fiscal year commencing with the fiscal year in which the Anticipated Repayment Date occurs, the Maker shall submit to the Payee for the Payee's written approval an Annual Budget not later than sixty
(60) days prior to the commencement of such fiscal year, in form satisfactory to Payee setting forth in reasonable detail budgeted monthly operating income and monthly operating capital and other expenses for the Property. Each Annual Budget shall contain, among other things, limitations on management fees, third party service fees, and other expenses as the Maker may reasonably determine. Payee shall have the right to approve such Annual Budget which approval shall not be unreasonably withheld, and in the event that Payee objects to the proposed Annual Budget submitted by Maker, Payee shall advise Maker of such objections within fifteen (15) days after receipt thereof (and deliver to Maker a reasonably detailed description of such objections) and Maker shall within three (3) days after receipt of notice of any such objections revise such Annual Budget and resubmit the same to Payee; provided, however, that Payee shall approve of (i) items required by applicable law, rule or regulation; or
(ii) items reasonably required by Marriott International, Inc., pursuant to that certain Franchise Agreement dated as of January 10, 1985. Payee shall advise Maker of any objections to such revised Annual Budget within ten (10) days after receipt thereof (and deliver to Maker a reasonably detailed description of such objections) and Maker shall revise the same in accordance with the process described in this subparagraph until the Payee approves an Annual Budget, provided, however, that if Payee shall not advise Maker of its objections to any proposed Annual Budget within the applicable time period set forth in this paragraph, then such proposed Annual Budget shall be deemed approved by Payee. Until such time that Payee approves a proposed Annual Budget, the most recently Approved Annual Budget shall apply; provided that, such Approved Annual Budget shall be adjusted to reflect actual increases in real estate taxes, insurance premiums and utilities expenses.

         9. In the event that the Maker does not pay the Debt in full prior to the Anticipated Repayment Date, the provisions of paragraph 8 as set forth above shall remain in full force and effect, and the following subparagraphs also shall apply:

                 (a) From and after the Anticipated Repayment Date, interest shall accrue on the unpaid principal balance from time to time outstanding on this Note at the Extended Term Rate. Interest accrued at the Extended Term Rate and not paid pursuant to this paragraph 9 shall be deferred and added to the Debt and shall earn interest at the Extended Term Rate to the extent permitted by applicable law (such accrued interest is hereinafter defined as "Accrued Interest"). All of the Debt, including any Accrued Interest, shall be due and payable on the Maturity Date.

                 (b) Maker shall cause all Rents to be deposited directly into the applicable accounts required by the Cash Management Agreement and Maker shall pay on the Anticipated





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Repayment Date and the eleventh (11th) day of each calendar month thereafter up to and including the Maturity Date the following payments from Rents received on or before such day in the listed order of priority:

                          (i) First, payments to the Tax Impound Fund in accordance with the terms and conditions of the Security Instrument;

                          (ii) Second, the payment of the Monthly Payment Amount to be applied first to the payment of interest computed at the Initial Term Interest Rate with the remainder applied to the reduction of the outstanding principal balance of this Note;

                          (iii) Third, payment of any amounts due under the Loan Documents not otherwise addressed in this Section;

                          (iv)    Fourth, payments to the FF&E Fund in
                                  accordance with the terms and conditions of the Security Instrument;

                          (v) Fifth, payments for monthly Cash Expenses, less management fees payable to affiliates of Maker, pursuant to the terms and conditions of the related Approved Annual Budget;

                          (vi) Sixth, payment for monthly Net Capital Expenditures, pursuant to the terms and conditions of the related Approved Annual Budget;

                          (vii) Seventh, payment for Extraordinary Expenses approved by Payee, if any;

                          (viii) Eighth, payments to the Payee to be applied against the outstanding principal due under this Note until such principal amount is paid in full;

                          (ix) Ninth, payments to the Payee for Accrued Interest; and

                          (x) Lastly, payment to the Maker of any excess amounts.

                 (c) In the event that the Maker must incur an Extraordinary Expense, then the Maker shall promptly deliver to Payee a reasonably detailed explanation of such proposed Extraordinary Expense for the Payee's approval.

                 (d) Nothing in this paragraph 9 shall limit, reduce or otherwise affect Maker's obligations to make payments of the Monthly Payment Amount, payments to the Tax Impound Fund, or the FF&E Fund due hereunder and under the other Loan Documents, whether or not Rents are available to make such payments.





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         10.     It is expressly stipulated and agreed to be the intent of
Maker and Payee at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Payee to contract for, charge, take, reserve, or receive a greater amount of interest than under state law) and that this paragraph (and the similar paragraph contained in the Security Instrument) shall control every other covenant and agreement in this Note and the other Loan Documents. If the applicable law (state or federal) is ever judicially interpreted so as to render usurious any amount called for under this Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved, or received with respect to the Debt, or if Payee's exercise of the option to accelerate the Maturity Date, or if any prepayment or the exercise of any Defeasance Option by Maker results in Maker having paid any interest in excess of that permitted by applicable law, then it is Payee's express intent that all excess amounts theretofore collected by Payee shall be credited on the principal balance of this Note and all other Debt and the provisions of this Note and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid or agreed to be paid to Payee for the use, forbearance, or detention of the Debt shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Debt until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate from time to time in effect and applicable to the Debt for so long as the Debt is outstanding. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Payee to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

         11. This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Maker or Payee, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought. Whenever used, the singular number shall include the plural, the plural the singular, and the words "PAYEE" and "MAKER" shall include their respective successors, assigns, heirs, executors and administrators. If Maker consists of more than one person or party, the obligations and liabilities of each such person or party shall be joint and several.

         12. Maker and all others who may become liable for the payment of all or any part of the Debt do hereby severally waive presentment and demand for payment, notice of dishonor, protest, notice of protest, notice of nonpayment, notice of intent to accelerate the maturity hereof and of acceleration. No release of any security for the Debt or any person liable for payment of the Debt, no extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of the Loan Documents made by agreement between Payee and any other person or party shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Maker, and any other person or party who may become liable under the Loan Documents for the payment of all or any part of the Debt.





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         13.     Subject to the qualifications below, Payee shall not enforce the liability and obligation of Maker or its constituent members, partners, shareholders, directors, employees or agents to perform and observe the obligations contained in this Note, the Security Instrument or the other Loan Documents by any legal, equitable or other action or proceeding wherein a judgment shall be sought against Maker or its constituent members, partners, shareholders, directors, employees or agents, except that Payee may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Payee to enforce and realize upon its interest under this Note, the Security Instrument and the other Loan Documents, or in the Property, the Rents, or any other collateral given to Payee pursuant to the Loan Documents; provided, however, that, except as specifically provided below, any judgment in any such action or proceeding shall be enforceable against Maker or its constituent members, partners, shareholders, directors, employees or agents only to the extent of Maker's interest in the Property, in the Rents and in any other collateral given to Payee, and Payee, by accepting this Note, the Security Instrument and the other Loan Documents, agrees that it shall not sue for, seek or demand any deficiency judgment against Maker or its constituent members, partners, shareholders, directors, employees or agents in any such action or proceeding under or by reason of or under or in connection with this Note, the Security Instrument or the other Loan Documents. The provisions of this paragraph shall not, however, (a) constitute a waiver, release or impairment of any obligation evidenced or secured by any of the Loan Documents, except as specifically provided herein; (b) impair the right of Payee to name Maker as a party defendant in any action or suit for foreclosure and sale under the Security Instrument if allowed by law; (c) affect the validity or enforceability of or any guaranty made in connection with the Loan or any of the rights and remedies of the Payee thereunder; (d) impair the right of Payee to obtain the appointment of a receiver; (e) impair the enforcement of the Assignment of Leases; or (f) constitute a waiver of the right of Payee to enforce the liability and obligation of Maker, by money judgment or otherwise, to the extent of any loss, damage, cost, expense, liability, claim or other obligation incurred by Payee (including attorneys' fees and costs reasonably incurred) arising out of or in connection with the following:

                          (i) fraud or intentional misrepresentation by Maker or any guarantor in connection with the Loan;

                          (ii)    the willful misconduct of Maker;

                          (iii) physical waste of the Property which is material in nature;

                          (iv) the breach of any representation, warranty, covenant or indemnification provision in that certain Environmental and Hazardous Substance Indemnification Agreement of even date herewith given by Maker to Payee or in the Security Instrument concerning environmental laws, hazardous substances or asbestos;

                          (v) the removal or disposal of any portion of the Property after an Event of Default;





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
                          (vi)    the misapplication or conversion by Maker of
                                  (A) any insurance proceeds paid by reason of any loss, damage or destruction to the Property, (B) any awards or other amounts received in connection with the condemnation of all or a portion of the Property, (C) any Rents following an Event of Default, or (D) any Rents paid more than one month in advance, (E) any personal property which is part of the Mortgaged Property as defined in the Security Instrument;

                          (vii) failure to pay charges for labor or materials or taxes or other charges that can create liens on any portion of the Property; and

                          (viii) any security deposits collected with respect to the Property which are not delivered to Payee upon a foreclosure of the Property or other action in lieu thereof, except to the extent any such security deposits were applied in accordance with the terms and conditions of any of the Leases (as defined in the Security Instrument) prior to the occurrence of the Event of Default that gave rise to such sale or foreclosure or action in lieu thereof.

         Notwithstanding anything to the contrary in this Note or any of the Loan Documents, (A) Payee shall not be deemed to have waived any right which Payee may have under Section 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the Debt secured by the Security Instrument or to require that all collateral shall continue to secure all of the Debt owing to Payee in accordance with the Loan Documents, and (B) the Debt shall be fully recourse to Maker in the event that:
(i) the first full monthly payment of principal and interest under this Note is not paid when due; (ii) Maker fails to maintain its status as a single purpose entity, as required by, and in accordance with the terms and provisions of, the Security Instrument; (iii) Maker fails to obtain Payee's prior written consent to any subordinate financing or other voluntary lien encumbering the Property;
(iv) Maker fails to obtain Payee's prior written consent to any assignment, transfer, or conveyance of the Property or any interest therein as required by the Security Instrument or (v) a receiver, liquidator or trustee of Maker or of any guarantor shall be appointed or if Maker or any guarantor shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Maker or any guarantor or if any proceeding for the dissolution or liquidation of Maker or of any guarantor shall be instituted; however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Maker or such guarantor, upon the same not being discharged, stayed or dismissed within sixty (60) days.

         14. Maker (and the undersigned representative of Maker, if any) represents that Maker has full power, authority and legal right to execute, deliver and perform its obligations pursuant to this Note, the Security Instrument and the other Loan Documents and that this Note, the Security Instrument and the other Loan Documents constitute valid and binding obligations of Maker.





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
         15. All notices or other communications required or permitted to be given pursuant hereto shall be given in the manner specified in the Security Instrument directed to the parties at their respective addresses as provided therein.

         16. MAKER HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY MAKER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. PAYEE IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY MAKER.

         17. This Note shall be governed by and construed in accordance with the laws of the State in which the Property is located and the applicable laws of the United States of America.

         Maker has duly executed this Note the day and year first above written.

                                       MAKER:

                                       BROCK SUITE TULSA, INC.



                                       By:
                                          ------------------------------------
                                          Name: Melvin Melle
                                          Its: Vice President

                                 ACKNOWLEDGMENT


STATE OF NEW YORK         )
                          )   SS:
COUNTY OF NEW YORK        )


         Before me, the undersigned, a Notary Public, in and for said County and State, on this ____ day of ______________, 1997, personally appeared, Melvin Melle as Vice President of Brock Suite Tulsa, Inc., to me known to be the identical person who executed the within and foregoing instrument as Vice President of the corporation and acknowledged to me that he executed the same on behalf of the corporation as his free and voluntary act and deed for the uses and purposes therein set forth.

         Given under my hand and seal the day and year last above written.



                                        -----------------------------------
                                                   Notary Public

Commission expires:

                                    ALLONGE


         This Allonge is made to that certain Promissory Note dated October ____, 1997 in the principal sum of Five Million Two Hundred Eighty Thousand and No/100 Dollars ($5,280,000.00) executed by Brock Suite Tulsa, Inc., and made payable to the order of CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC, a Delaware limited liability company.

         Pay to the order of _______________________________________ without recourse or warranty.


Dated:   October ___, 1997


                                    CREDIT SUISSE FIRST BOSTON
                                      MORTGAGE CAPITAL LLC
                                    a Delaware limited liability company



                                    By:
                                       --------------------------------------
                                       Name:
                                       Its:

                                    GUARANTY


          This GUARANTY ("GUARANTY") is executed as of ________________, 1997, by Brock Suite Hotels, Inc., a Delaware corporation (whether one or more collectively referred to as "GUARANTOR"), for the benefit of Credit Suisse First Boston Mortgage Capital LLC, a Delaware limited liability company ("LENDER").

                              W I T N E S S E T H:

          WHEREAS, pursuant to that certain Mortgage, Note, dated of even date herewith, executed by Brock Suite Tulsa, Inc., a Delaware corporation ("BORROWER"), and payable to the order of Lender in the original principal amount of $5,280,000 (together with all renewals, modifications, increases and extensions thereof, the "NOTE"), Borrower has become indebted, and may from time to time be further indebted, to Lender with respect to a loan ("LOAN") which is secured by the lien and security interest of a Mortgage, Assignment of Leases and Rents and Security Agreement, of even date herewith (the "SECURITY INSTRUMENT"), and further evidenced, secured or governed by other instruments and documents executed in connection with the Loan (together with the Note and Security Instrument, the "LOAN DOCUMENTS"); and

          WHEREAS, Lender is not willing to make the Loan, or otherwise extend credit, to Borrower unless Guarantor unconditionally guarantees payment and performance to Lender of the Guaranteed Obligations (as herein defined); and

          WHEREAS, Guarantor is the owner of a direct or indirect interest in Borrower, and Guarantor will directly benefit from Lender's making the Loan to Borrower.

          NOW, THEREFORE, as an inducement to Lender to make the Loan to Borrower, and to extend such additional credit as Lender may from time to time agree to extend under the Loan Documents, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

                                   ARTICLE I

                          NATURE AND SCOPE OF GUARANTY

          1.1 GUARANTY OF OBLIGATION. Guarantor hereby irrevocably and unconditionally guarantees to Lender and its successors and assigns the payment and performance of the Guaranteed Obligations as and when the same shall be due and payable, whether by lapse of time, by acceleration of maturity or otherwise. Guarantor hereby irrevocably and unconditionally covenants and agrees that it is liable for the Guaranteed Obligations as a primary obligor.

          1.2 DEFINITION OF GUARANTEED OBLIGATIONS. As used herein, the term "GUARANTEED OBLIGATIONS" means the obligations or liabilities of Borrower to Lender for any loss, damage, cost, expense, liability, claim or other obligation incurred by Lender (including attorneys' fees and costs reasonably incurred) arising out of or in connection with the following:

                  (a) fraud or intentional misrepresentation by Borrower or Guarantor in connection with the Loan;

                  (b)     the willful misconduct by Borrower;

                  (c) physical waste of the Mortgaged Property (as defined in the Security Instrument and hereinafter referred to as the "Property") which is material in nature;

                  (d) the breach of any representation, warranty, covenant or indemnification provision in that certain Environmental and Hazardous Substances Indemnification Agreement of even date herewith given by Borrower to Lender or in the Security Instrument concerning environmental laws, hazardous substances or asbestos;

                  (e) the removal or disposal of any portion of the Property after an Event of Default (as defined in the Security Instrument);

                  (f) the misapplication or conversion by Borrower of (i) any insurance proceeds paid by reason of any loss, damage or destruction to the Property, (ii) any awards or other amounts received in connection with the condemnation of all or a portion of the Property, (iii) any Rents (as defined in the Security Instrument) following an Event of Default, and (iv) any Rents paid more than one month in advance;

                  (g) failure to pay charges for labor or materials or other charges that can create liens on any portion of the Property; and

                  (h) any security deposits collected with respect to the Property which are not delivered to Lender upon a foreclosure of the Property or action in lieu thereof, except to the extent any such security deposits were applied in accordance with the terms and conditions of any of the Leases (as defined in the Security Instrument) prior to the occurrence of the Event of Default that gave rise to such foreclosure or action in lieu thereof.

                 Notwithstanding anything to the contrary in Paragraph 2.1 hereof, the definition of Guaranteed Obligations will only be amended pursuant to Paragraph 5.5 hereof.

                 Notwithstanding anything to the contrary in any of the Loan Documents, (i) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the Debt secured by the Security Instrument or to require that all collateral shall continue to secure all of the Debt owing to Lender in accordance with the Loan Documents, and

(ii) Guarantor shall be liable for the full amount of the Debt in the event that (A) the first full monthly payment of principal and interest on the Note is not paid when due; (B) Borrower fails to maintain its status as a single purpose entity, as required by, and in accordance with, the Security Instrument; (C) Borrower fails to obtain Lender's prior written consent to any subordinate financing or other voluntary lien encumbering the Property; (D) Borrower fails to obtain Lender's prior written consent to any assignment, transfer, or conveyance of the Property or any interest therein as required by the Security Instrument; or (E) a receiver, liquidator or trustee of Borrower or Guarantor shall be appointed or if Borrower or Guarantor shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Borrower or Guarantor or if any proceeding for the dissolution or liquidation of Borrower or Guarantor shall be instituted; however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower or Guarantor, upon the same not being discharged, stayed or dismissed within sixty (60) days.

          1.3 NATURE OF GUARANTY. This Guaranty is an irrevocable, absolute, continuing guaranty of payment and performance and not a guaranty of collection. This Guaranty may not be revoked by Guarantor and shall continue to be effective with respect to any Guaranteed Obligations arising or created after any attempted revocation by Guarantor and after (if Guarantor is a natural person) Guarantor's death (in which event this Guaranty shall be binding upon Guarantor's estate and Guarantor's legal representatives and heirs). The fact that at any time or from time to time the Guaranteed Obligations may be increased or reduced shall not release or discharge the obligation of Guarantor to Lender with respect to the Guaranteed Obligations. This Guaranty may be enforced by Lender and any subsequent holder of the Note and shall not be discharged by the assignment or negotiation of all or part of the Note.

          1.4 GUARANTEED OBLIGATIONS NOT REDUCED BY OFFSET. The Guaranteed Obligations and the liabilities and obligations of Guarantor to Lender hereunder, shall not be reduced, discharged or released because or by reason of any existing or future offset, claim or defense of Borrower, or any other party, against Lender or against payment of the Guaranteed Obligations, whether such offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise.

          1.5 PAYMENT BY GUARANTOR. If all or any part of the Guaranteed Obligations shall not be punctually paid when due, whether at demand, maturity, acceleration or otherwise, Guarantor shall, immediately upon demand by Lender, and without presentment, protest, notice of protest, notice of non-payment, notice of intention to accelerate the maturity, notice of acceleration of the maturity, or any other notice whatsoever, pay in lawful money of the United States of America, the amount due on the Guaranteed Obligations to Lender at Lender's address as set forth herein. Such demand(s) may be made at any time coincident with or after the time for payment of all or part of the Guaranteed Obligations, and may be made from time to time with respect to the same or different items of Guaranteed Obligations. Such demand shall be deemed made, given and received in accordance with the notice provisions hereof.

          1.6 NO DUTY TO PURSUE OTHERS. It shall not be necessary for Lender (and Guarantor hereby waives any rights which Guarantor may have to require Lender), in order to enforce the obligations of Guarantor hereunder, first to (i) institute suit or exhaust its remedies against Borrower or others liable on the Loan or the Guaranteed Obligations or any other person, (ii) enforce Lender's rights against any collateral which shall ever have been given to secure the Loan, (iii) enforce Lender's rights against any other guarantors of the Guaranteed Obligations, (iv) join Borrower or any others liable on the Guaranteed Obligations in any action seeking to enforce this Guaranty, (v) exhaust any remedies available to Lender against any collateral which shall ever have been given to secure the Loan, or (vi) resort to any other means of obtaining payment of the Guaranteed Obligations. Lender shall not be required to mitigate damages or take any other action to reduce, collect or enforce the Guaranteed Obligations.

          1.7 WAIVERS. Guarantor agrees to the provisions of the Loan Documents, and hereby waives notice of (i) any loans or advances made by Lender to Borrower, (ii) acceptance of this Guaranty, (iii) any amendment or extension of the Note, the Security Instrument or of any other Loan Documents, (iv) the execution and delivery by Borrower and Lender of any other loan or credit agreement or of Borrower's execution and delivery of any promissory notes or other documents arising under the Loan Documents or in connection with the Property, (v) the occurrence of any breach by Borrower or an Event of Default,
(vi) Lender's transfer or disposition of the Guaranteed Obligations, or any part thereof, (vii) sale or foreclosure (or posting or advertising for sale or foreclosure) of any collateral for the Guaranteed Obligations, (viii) protest, proof of non-payment or default by Borrower, or (ix) any other action at any time taken or omitted by Lender, and, generally, all demands and notices of every kind in connection with this Guaranty, the Loan Documents, any documents or agreements evidencing, securing or relating to any of the Guaranteed Obligations and the obligations hereby guaranteed.

          1.8 PAYMENT OF EXPENSES. In the event that Guarantor should breach or fail to timely perform any provisions of this Guaranty, Guarantor shall, immediately upon demand by Lender, pay Lender all costs and expenses (including court costs and attorneys' fees) incurred by Lender in the enforcement hereof or the preservation of Lender's rights hereunder. The covenant contained in this Section shall survive the payment and performance of the Guaranteed Obligations.

          1.9 EFFECT OF BANKRUPTCY. In the event that, pursuant to any insolvency, bankruptcy, reorganization, receivership or other debtor relief law, or any judgment, order or decision thereunder, Lender must rescind or restore any payment, or any part thereof, received by Lender in satisfaction of the Guaranteed Obligations, as set forth herein, any prior release or discharge from the terms of this Guaranty given to Guarantor by Lender shall be without effect, and this Guaranty shall remain in full force and effect. It is the intention of Borrower and Guarantor that Guarantor's obligations hereunder shall not be discharged except by Guarantor's performance of such obligations and then only to the extent of such performance.

          1.10 WAIVER OF SUBROGATION, REIMBURSEMENT AND CONTRIBUTION. Notwithstanding anything to the contrary contained in this Guaranty, Guarantor hereby unconditionally and irrevocably waives, releases and abrogates any and all rights it may now or hereafter have under any agreement, at law or in equity (including, without limitation, any law subrogating the Guarantor to the rights of Lender), to assert any claim against or seek contribution, indemnification or any other form of reimbursement from Borrower or any other party liable for payment of any or all of the Guaranteed Obligations for any payment made by Guarantor under or in connection with this Guaranty or otherwise until such time as all obligations of Borrower under the Loan Documents have been fulfilled.

          1.11 BORROWER. The term "BORROWER" as used herein shall include any new or successor corporation, association, partnership (general or limited), joint venture, trust or other individual or organization formed as a result of any merger, reorganization, sale, transfer, devise, gift or bequest of Borrower or any interest in Borrower.

                                   ARTICLE II

                     EVENTS AND CIRCUMSTANCES NOT REDUCING
                     OR DISCHARGING GUARANTOR'S OBLIGATIONS

                 Guarantor hereby consents and agrees to each of the following, and agrees that Guarantor's obligations under this Guaranty shall not be released, diminished, impaired, reduced or adversely affected by any of the following, and waives any common law, equitable, statutory or other rights (including without limitation rights to notice) which Guarantor might otherwise have as a result of or in connection with any of the following:

          2.1 MODIFICATIONS. Any renewal, extension, increase, modification, alteration or rearrangement of all or any part of the Guaranteed Obligations, the Note, the Security Instrument, the other Loan Documents, or any other document, instrument, contract or understanding between Borrower and Lender, or any other parties, pertaining to the Guaranteed Obligations or any failure of Lender to notify Guarantor of any such action.

          2.2 ADJUSTMENT. Any adjustment, indulgence, forbearance or compromise that might be granted or given by Lender to Borrower or Guarantor.

          2.3 CONDITION OF BORROWER OR GUARANTOR. The insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of Borrower, Guarantor or any other party at any time liable for the payment of all or part of the Guaranteed Obligations; or any dissolution of Borrower or Guarantor, or any sale, lease or transfer of any or all of the assets of Borrower or Guarantor, or any changes in the shareholders, partners or members of Borrower or Guarantor; or any reorganization of Borrower or Guarantor.

          2.4 INVALIDITY OF GUARANTEED OBLIGATIONS. The invalidity, illegality or unenforceability of all or any part of the Guaranteed Obligations, or any document or agreement executed in connection with the Guaranteed Obligations, for any reason whatsoever, including without limitation the fact that (i) the Guaranteed Obligations, or any part thereof, exceeds the amount permitted by law, (ii) the act of creating the Guaranteed Obligations or any part thereof is ultra vires, (iii) the officers or representatives executing the Note, the Security Instrument or the other Loan Documents or otherwise creating the Guaranteed Obligations acted in excess of their authority, (iv) the Guaranteed Obligations violate applicable usury laws, (v) the Borrower has valid defenses, claims or offsets (whether at law, in equity or by agreement) which render the Guaranteed Obligations wholly or partially uncollectible from Borrower, (vi) the creation, performance or repayment of the Guaranteed Obligations (or the execution, delivery and performance of any document or instrument representing part of the Guaranteed Obligations or executed in connection with the Guaranteed Obligations, or given to secure the repayment of the Guaranteed Obligations) is illegal, uncollectible or unenforceable, or (vii) the Note, the Security Instrument or any of the other Loan Documents have been forged or otherwise are irregular or not genuine or authentic, it being agreed that Guarantor shall remain liable hereon regardless of whether Borrower or any other person be found not liable on the Guaranteed Obligations or any part thereof for any reason.

          2.5 RELEASE OF OBLIGORS. Any full or partial release of the liability of Borrower on the Guaranteed Obligations, or any part thereof, or of any co-guarantors, or any other person or entity now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Guaranteed Obligations, or any part thereof, it being recognized, acknowledged and agreed by Guarantor that Guarantor may be required to pay the Guaranteed Obligations in full without assistance or support of any other party, and Guarantor has not been induced to enter into this Guaranty on the basis of a contemplation, belief, understanding or agreement that other parties will be liable to pay or perform the Guaranteed Obligations, or that Lender will look to other parties to pay or perform the Guaranteed Obligations.

          2.6 OTHER COLLATERAL. The taking or accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Guaranteed Obligations.

          2.7 RELEASE OF COLLATERAL. Any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including without limitation negligent, willful, unreasonable or unjustifiable impairment) of any collateral, property or security at any time existing in connection with, or assuring or securing payment of, all or any part of the Guaranteed Obligations.

          2.8 CARE AND DILIGENCE. The failure of Lender or any other party to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of such collateral, property or security, including but not limited to any neglect, delay, omission, failure or refusal of Lender (i) to take or prosecute any action for the collection of any of the Guaranteed Obligations or (ii) to foreclose, or initiate any action to foreclose, or, once commenced, prosecute to completion any action to foreclose upon any security therefor, or (iii) to take or prosecute any action in connection with any instrument or agreement evidencing or securing all or any part of the Guaranteed Obligations.

         2.9 UNENFORCEABILITY. The fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the

Guaranteed Obligations, or any part thereof, shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by Guarantor that Guarantor is not entering into this Guaranty in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectibility or value of any of the collateral for the Guaranteed Obligations.

          2.10 OFFSET. The Note, the Guaranteed Obligations and the liabilities and obligations of the Guarantor to Lender hereunder shall not be reduced, discharged or released because of or by reason of any existing or future right of offset, claim or defense of Borrower against Lender, or any other party, or against payment of the Guaranteed Obligations, whether such right of offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise.

          2.11 MERGER. The reorganization, merger or consolidation of Borrower into or with any other corporation or entity.

          2.12 PREFERENCE. Any payment by Borrower to Lender is held to constitute a preference under bankruptcy laws, or for any reason Lender is required to refund such payment or pay such amount to Borrower or someone else.

          2.13 OTHER ACTIONS TAKEN OR OMITTED. Any other action taken or omitted to be taken with respect to the Loan Documents, the Guaranteed Obligations, or the security and collateral therefor, whether or not such action or omission prejudices Guarantor or increases the likelihood that Guarantor will be required to pay the Guaranteed Obligations pursuant to the terms hereof, it is the unambiguous and unequivocal intention of Guarantor that Guarantor shall be obligated to pay the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, which obligation shall be deemed satisfied only upon the full and final payment and satisfaction of the Guaranteed Obligations.

                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

                  To induce Lender to enter into the Loan Documents and extend credit to Borrower, Guarantor represents and warrants to Lender as follows:

          3.1 BENEFIT. Guarantor is an affiliate of Borrower, is the owner of a direct or indirect interest in Borrower, and has received, or will receive, direct or indirect benefit from the making of this Guaranty with respect to the Guaranteed Obligations.

          3.2 FAMILIARITY AND RELIANCE. Guarantor is familiar with, and has independently reviewed books and records regarding, the financial condition of the Borrower and is familiar with the value of any and all collateral intended to be created as security for the payment of the Note or Guaranteed Obligations; however, Guarantor is not relying on such financial condition or the collateral as an inducement to enter into this Guaranty.

          3.3 NO REPRESENTATION BY LENDER. Neither Lender nor any other party has made any representation, warranty or statement to Guarantor in order to induce the Guarantor to execute this Guaranty.

          3.4 GUARANTOR'S FINANCIAL CONDITION. As of the date hereof, and after giving effect to this Guaranty and the contingent obligation evidenced hereby, Guarantor is, and will be, solvent, and has and will have assets which, fairly valued, exceed its obligations, liabilities (including contingent liabilities) and debts, and has and will have property and assets sufficient to satisfy and repay its obligations and liabilities.

          3.5 LEGALITY. The execution, delivery and performance by Guarantor of this Guaranty and the consummation of the transactions contemplated hereunder do not, and will not, contravene or conflict with any law, statute or regulation whatsoever to which Guarantor is subject or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or result in the breach of, any indenture, Security Instrument, charge, lien, or any contract, agreement or other instrument to which Guarantor is a party or which may be applicable to Guarantor. This Guaranty is a legal and binding obligation of Guarantor and is enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors' rights.

          3.6 SURVIVAL. All representations and warranties made by Guarantor herein shall survive the execution hereof.

                                   ARTICLE IV

                     SUBORDINATION OF CERTAIN INDEBTEDNESS

          4.1 SUBORDINATION OF ALL GUARANTOR CLAIMS. As used herein, the term "GUARANTOR CLAIMS" shall mean all debts and liabilities of Borrower to Guarantor, whether such debts and liabilities now exist or are hereafter incurred or arise, or whether the obligations of Borrower thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or liabilities be evidenced by note, contract, open account, or otherwise, and irrespective of the person or persons in whose favor such debts or liabilities may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by Guarantor. The Guarantor Claims shall include without limitation all rights and claims of Guarantor against Borrower (arising as a result of subrogation or otherwise) as a result of Guarantor's payment of all or a portion of the Guaranteed Obligations. Upon the occurrence of an Event of Default or the occurrence of an event which would, with the giving of notice or the passage of time, or both, constitute an Event of Default, Guarantor shall not receive or collect, directly or indirectly, from Borrower or any other party any amount upon the Guarantor Claims.

         4.2 CLAIMS IN BANKRUPTCY. In the event of receivership, bankruptcy, reorganization, arrangement, debtor's relief, or other insolvency proceedings involving Guarantor as debtor, Lender shall have the right to prove its claim in any such proceeding so as to establish its rights hereunder and receive directly from the receiver, trustee or other court custodian dividends and payments which would otherwise be payable upon Guarantor Claims. Guarantor hereby assigns such dividends and payments to Lender. Should Lender receive, for application upon the Guaranteed Obligations, any such dividend or payment which is otherwise payable to Guarantor, and which, as between Borrower and Guarantor, shall constitute a credit upon the Guarantor Claims, then upon payment to Lender in full of the Guaranteed Obligations, Guarantor shall become subrogated to the rights of Lender to the extent that such payments to Lender on the Guarantor Claims have contributed toward the liquidation of the Guaranteed Obligations, and such subrogation shall be with respect to that proportion of the Guaranteed Obligations which would have been unpaid if Lender had not received dividends or payments upon the Guarantor Claims.

          4.3 PAYMENTS HELD IN TRUST. In the event that, notwithstanding anything to the contrary in this Guaranty, Guarantor should receive any funds, payment, claim or distribution which is prohibited by this Guaranty, Guarantor agrees to hold in trust for Lender an amount equal to the amount of all funds, payments, claims or distributions so received, and agrees that it shall have absolutely no dominion over the amount of such funds, payments, claims or distributions so received except to pay them promptly to Lender, and Guarantor covenants promptly to pay the same to Lender.

          4.4 LIENS SUBORDINATE. Guarantor agrees that any liens, security interests, judgment liens, charges or other encumbrances upon Borrower's assets securing payment of the Guarantor Claims shall be and remain inferior and subordinate to any liens, security interests, judgment liens, charges or other encumbrances upon Borrower's assets securing payment of the Guaranteed Obligations, regardless of whether such encumbrances in favor of Guarantor or Lender presently exist or are hereafter created or attach. Without the prior written consent of Lender, Guarantor shall not (i) exercise or enforce any creditor's right it may have against Borrower, or (ii) foreclose, repossess, sequester or otherwise take steps or institute any action or proceedings (judicial or otherwise, including without limitation the commencement of, or joinder in, any liquidation, bankruptcy, rearrangement, debtor's relief or insolvency proceeding) to enforce any liens, mortgage, deeds of trust, security interests, collateral rights, judgments or other encumbrances on assets of Borrower held by Guarantor.

                                   ARTICLE V

                                 MISCELLANEOUS

          5.1 WAIVER. No failure to exercise, and no delay in exercising, on the part of Lender, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of Lender hereunder shall be in addition to all other rights provided by law. No modification or waiver of any provision of this Guaranty, nor consent to departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.

          5.2    NOTICES.         Any notice, demand, statement, request or
consent made hereunder shall be in writing and shall be deemed to be received by the addressee on the third day following the day such notice is deposited with the United States Postal Service first class certified mail, return receipt requested, addressed to the address, as set forth below, of the party to whom such notice is to be given, or to such other addressee as either party shall in like manner designate in writing. The addresses of the parties hereto are as follows:

                 Guarantor:                Brock Suite Hotels, Inc.
                                           3710 Rawlins, Suite 1500
                                           Dallas, Texas 75219
                                           Attention: Melvin Melle
                                           Telecopier:    (214) 522-9254

                 With a copy to:           Hofheimer, Gartlir & Gross LLP
                                           633 Third Avenue
                                           New York, NY  10017
                                           Attention:  Daniel M. Weisberg, Esq.
                                           Telecopier: 212 661-3132

                 Lender:                   Credit Suisse First Boston Mortgage
                                              Capital LLC
                                           11 Madison Avenue, 5th Floor
                                           New York, New York 10010
                                           Attention:    Trevor Bond
                                           Re:  Tulsa Residence Inn
                                           Telecopier:   (212) 325-8064

          5.3 GOVERNING LAW. This Guaranty shall be governed by and construed in accordance with the laws of the State in which the real property encumbered by the Security Instrument is located and the applicable laws of the United States of America.

          5.4 INVALID PROVISIONS. If any provision of this Guaranty is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Guaranty, such provision shall be fully severable and this Guaranty shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Guaranty, and the remaining provisions of this Guaranty shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Guaranty, unless such continued effectiveness of this Guaranty, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein.

          5.5 AMENDMENTS. This Guaranty may be amended only by an instrument in writing executed by the party or an authorized representative of the party against whom such amendment is sought to be enforced.

          5.6 PARTIES BOUND; ASSIGNMENT; JOINT AND SEVERAL. This Guaranty shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives; provided, however, that Guarantor may not, without the prior written consent of Lender, assign any of its rights, powers, duties or obligations hereunder. If Guarantor consists of more than one person or party, the obligations and liabilities of each such person or party shall be joint and several.

          5.7 HEADINGS. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Guaranty.

          5.8 RECITALS. The recital and introductory paragraphs hereof are a part hereof, form a basis for this Guaranty and shall be considered prima facie evidence of the facts and documents referred to therein.

          5.9 COUNTERPARTS. To facilitate execution, this Guaranty may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single instrument. It shall not be necessary in making proof of this Guaranty to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

          5.10 RIGHTS AND REMEDIES. If Guarantor becomes liable for any indebtedness owing by Borrower to Lender, by endorsement or otherwise, other than under this Guaranty, such liability shall not be in any manner impaired or affected hereby and the rights of Lender hereunder shall be cumulative of any and all other rights that Lender may ever have against Guarantor. The exercise by Lender of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

          5.11 OTHER DEFINED TERMS. Any capitalized term utilized herein shall have the meaning as specified in the Security Instrument, unless such term is otherwise specifically defined herein.

          5.12 ENTIRETY. THIS GUARANTY EMBODIES THE FINAL, ENTIRE AGREEMENT OF GUARANTOR AND LENDER WITH RESPECT TO GUARANTOR'S GUARANTY OF THE GUARANTEED OBLIGATIONS AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF. THIS GUARANTY IS INTENDED BY GUARANTOR AND LENDER AS A FINAL AND COMPLETE EXPRESSION OF THE TERMS OF THE GUARANTY, AND NO COURSE OF DEALING BETWEEN GUARANTOR AND LENDER, NO COURSE OF PERFORMANCE, NO TRADE PRACTICES, AND NO EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OR OTHER EXTRINSIC EVIDENCE OF ANY NATURE SHALL BE USED TO

CONTRADICT, VARY, SUPPLEMENT OR MODIFY ANY TERM OF THIS GUARANTY AGREEMENT. THERE ARE NO ORAL AGREEMENTS BETWEEN GUARANTOR AND LENDER.

          5.13 WAIVER OF RIGHT TO TRIAL BY JURY. GUARANTOR HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS GUARANTY, THE NOTE, THE SECURITY INSTRUMENT, OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY GUARANTOR, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY GUARANTOR.

          5.14 COOPERATION. Guarantor acknowledges that Lender and its successors and assigns may (i) sell this Guaranty, the Note and other Loan Documents to one or more investors as a whole loan, (ii) participate the Loan secured by this Guaranty to one or more investors, (iii) deposit this Guaranty, the Note and other Loan Documents with a trust, which trust may sell certificates to investors evidencing an ownership interest in the trust assets, or (iv) otherwise sell the Loan or interest therein to investors (the transactions referred to in clauses (i) through (iv) are hereinafter each referred to as "SECONDARY MARKET TRANSACTION"). Guarantor shall cooperate with Lender in effecting any such Secondary Market Transaction and shall cooperate to implement all requirements imposed by any Rating Agency (as defined in the Security Instrument) involved in any Secondary Market Transaction. Guarantor shall provide such information and documents relating to Guarantor, Borrower, the Property and any tenants of the Improvements as Lender may reasonably request in connection with such Secondary Market Transaction. In addition, Guarantor shall make available to Lender all information concerning its business and operations that Lender may reasonably request. Lender shall be permitted to share all such information with the investment banking firms, Rating Agencies, accounting firms, law firms and other third-party advisory firms involved with the Loan and the Loan Documents or the applicable Secondary Market Transaction. It is understood that the information provided by Guarantor to Lender may ultimately be incorporated into the offering documents for the Secondary Market Transaction and thus various investors may also see some or all of the information. Lender and all of the aforesaid third-party advisors and professional firms shall be entitled to rely on the information supplied by, or on behalf of, Guarantor in the form as provided by Guarantor. Lender may publicize the existence of the Loan in connection with its marketing for a Secondary Market Transaction or otherwise as part of its business development.

          5.15 REINSTATEMENT IN CERTAIN CIRCUMSTANCES. If at any time any payment of the principal of or interest under the Note or any other amount payable by the Borrower under the Loan Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, the Guarantor's obligations hereunder with respect to such payment shall be reinstated as though such payment has been due but not made at such time.

          EXECUTED as of the day and year first above written.


                                 BROCK SUITE HOTELS, INC.



                                 By:
                                     ----------------------------------------
                                     Name: Melvin Melle
                                     Title: Vice President

                                                                      SCHEDULE 1


                             FORM OF ACKNOWLEDGMENT


                                     [DATE]

Brock Suite Tulsa, Inc.
3710 Rawlins, Suite 1500
Dallas, Texas  75219


Credit Suisse First Boston Mortgage Capital LLC
11 Madison Avenue, 5th Floor
New York, New York  10010



                 Reference is made to that certain Clearing Bank Instruction Letter dated ______, 199[__] (the "Instruction Letter") from BROCK SUITE TULSA, INC. (the "Borrower"). I, ____________, on behalf of ________________ (the
"Bank"), hereby acknowledge receipt of the instructions set forth in the Instruction Letter and notice of the pledges and security interest described therein. The Bank hereby agrees to perform the instructions set forth in the Instruction Letter upon the delivery by CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC (the "Lender") of the Instruction Letter.

                                      [BANK]


                                      By:
                                         ------------------------------------
                                         Name:
                                         Title:


LOCK BOX ADDRESS:


-------------------------------------

-------------------------------------

-------------------------------------

                            BROCK SUITE TULSA, INC.
                                  (Mortgagor)

                                      and

                CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC
                                  (Mortgagee)


                         MORTGAGE, ASSIGNMENT OF LEASES

                        AND RENTS AND SECURITY AGREEMENT


                         Dated:  As of October __, 1997


                               PROPERTY LOCATION:

                                 Residence Inn
                                Tulsa, Oklahoma
                                 (Tulsa County)

     THIS INSTRUMENT AFFECTS REAL AND PERSONAL PROPERTY SITUATED IN THE
             STATE OF OKLAHOMA, COUNTY OF TULSA, CITY OF TULSA.

        THIS INSTRUMENT IS TO BE FILED AND INDEXED IN THE REAL ESTATE
        RECORDS AND IS ALSO TO BE INDEXED IN THE INDEX OF  FINANCING
          STATEMENTS UNDER THE NAMES OF MORTGAGOR, AS "DEBTOR" AND
                        MORTGAGEE, AS "SECURED PARTY"

               DOCUMENT PREPARED BY AND WHEN RECORDED, RETURN TO:

                       Orrick, Herrington & Sutcliffe LLP
                       Old Federal Reserve Bank Building
                               400 Sansome Street
                        San Francisco, California  94111
                       Attention:  Ms. Ellen F. McDonald

                               TABLE OF CONTENTS

GRANTING CLAUSE ONE   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

GRANTING CLAUSE TWO   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

GRANTING CLAUSE THREE   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

GRANTING CLAUSE FOUR  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

GRANTING CLAUSE FIVE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

GRANTING CLAUSE SIX   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

GRANTING CLAUSE SEVEN   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

GRANTING CLAUSE EIGHT   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

                                                         PART I   . . . . . . . . . . . . . . . . . . . . . . . . . .   4

General Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         1.      Payment of Debt and Incorporation of Covenants, Conditions and
                 Agreements.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         2.      Warranty of Title.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         3.      Insurance.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         4.      Casualty.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         5.      Payment of Taxes, Etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         6.      Tax Impound Fund; Replacement Escrow Fund, FF&E Fund.  . . . . . . . . . . . . . . . . . . . . . . .   9
         7.      Condemnation.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         8.      Leases and Rents.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         9.      Maintenance and Use of Mortgaged Property.   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         10.     Transfer or Encumbrance of the Mortgaged Property.   . . . . . . . . . . . . . . . . . . . . . . . .  16
         11.     Representations and Covenants of Mortgagor . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         12.     Single Purpose Entity/Separateness.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         13.     Estoppel Certificates and No Default Affidavits.   . . . . . . . . . . . . . . . . . . . . . . . . .  22
         14.     Controlling Agreement.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         15.     Changes in Laws Regarding Taxation.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         16.     No Credits on Account of the Debt.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         17.     Documentary Stamps.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         18.     Books and Records.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         19.     Performance of Other Agreements.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         20.     Further Acts, Etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         21.     Recording of Mortgage, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         22.     Reporting Requirements.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

         23.     Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         24.     Late Payment Charge.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         25.     Right To Cure Defaults.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         26.     Additional Remedies.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         27.     Right of Entry.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         28.     Security Agreement.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         29.     Actions and Proceedings.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         30.     Waiver of Setoff and Counterclaim.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         31.     Contest of Certain Claims.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         32.     Recovery of Sums Required to be Paid.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         33.     Marshalling and Other Matters.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         34.     Hazardous Substances.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         35.     Asbestos.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         36.     Environmental Monitoring.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         37.     Handicapped Access.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         38.     Indemnification.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         39.     Notices.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         40.     Authority.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         41.     Waiver of Notice.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         42.     Remedies of Mortgagor.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         43.     Sole Discretion of Mortgagee.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         44.     Non-Waiver.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         45.     No Oral Change.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         46.     Liability.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         47.     Inapplicable Provisions.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         48.     Headings, Etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         49.     Duplicate Originals.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         50.     Definitions.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         51.     Homestead.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         52.     Assignments.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         53.     Waiver of Jury Trial.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         54.     Recourse Provisions.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         55.     Defeasance.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         56.     Lock-Box Agreement.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         57.     Miscellaneous.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         58.     Certain Hotel Covenants. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50

                                                         PART II  . . . . . . . . . . . . . . . . . . . . . . . . . .  52

State Specific Provisions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         59.     Amplification of Foreclosure Remedies. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         60.  Payment of Oklahoma Mortgage Tax. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52

EXHIBIT A   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
LEGAL DESCRIPTION   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55

         THIS MORTGAGE, ASSIGNMENT OF LEASES AND RENTS AND SECURITY AGREEMENT (the "MORTGAGE"), made as of October __, 1997, by Brock Suite Tulsa, Inc., a Delaware corporation, having its principal place of business at 3710 Rawlins, Suite 1500, Dallas, Texas 75219 ("MORTGAGOR"), and to Credit Suisse First Boston Mortgage Capital LLC, a Delaware limited liability company ("MORTGAGEE"), having its principal office at 11 Madison Avenue, 5th Floor, New York, New York 10010.

                              W I T N E S S E T H:

         To secure the payment of an indebtedness in the original principal sum of Five Million Two Hundred Eighty Thousand and 00/100 Dollars ($5,280,000.00), lawful money of the United States of America, to be paid with interest according to a certain mortgage note of even date herewith made by Mortgagor to Mortgagee (the mortgage note together with all extensions, renewals or modifications thereof being hereinafter collectively called the "NOTE", and the loan evidenced by the Note hereinafter being referred to as the "LOAN") and all other sums due hereunder, under the other Loan Documents (hereinafter defined) and under the Note (said indebtedness and interest due under the Note and all other sums due hereunder under the Note and the other Loan Documents being hereinafter collectively referred to as the "DEBT"), Mortgagor has mortgaged, given, granted, bargained, sold, alienated, enfeoffed, conveyed, confirmed, warranted, pledged, assigned, and hypothecated and by these presents does hereby deed, mortgage, give, grant, bargain, sell, alien, enfeoff, convey, confirm, warrant, pledge, assign and hypothecate unto Mortgagee, the real property described in Exhibit A attached hereto (the "PREMISES") and the buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter located thereon (the "IMPROVEMENTS");

         TOGETHER WITH: all right, title, interest and estate of Mortgagor now owned, or hereafter acquired, in and to the following property, rights, interests and estates (the Premises, the Improvements, and such property, rights, interests and estates hereinafter described are collectively referred to herein as the "MORTGAGED PROPERTY"):

                              GRANTING CLAUSE ONE

         All easements, rights-of-way, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, all rights to oil, gas, minerals, coal and other substances of any kind or character, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments and appurtenances of any nature whatsoever, in any way belonging, relating or pertaining to the Premises and the Improvements and the reversion and reversions, remainder and remainders, and all land lying in the bed of any street, road, highway, alley or avenue, opened, vacated or proposed, in front of or adjoining the Premises, to the center line thereof and all the estates, rights, titles, interests, dower and rights of dower, curtsey and rights of curtsey, property, possession, claim and demand whatsoever, both at law and in equity, of Mortgagor of, in and to the Premises and the Improvements and every part and parcel thereof, with the appurtenances thereto;

                              GRANTING CLAUSE TWO

         All machinery, furniture, furnishings, equipment, computer software and hardware, fixtures (including, without limitation, all heating, air conditioning, plumbing, lighting, communications and elevator fixtures), inventory and articles of personal property and accessions thereof and renewals, replacements thereof and substitutions therefor, if any (including, but not limited to, beds, bureaus, chiffonniers, chests, chairs, desks, lamps, mirrors, bookcases, tables, rugs, carpeting, drapes, draperies, curtains, shades, venetian blinds, screens, paintings, hangings, pictures, divans, couches, luggage carts, luggage racks, stools, sofas, chinaware, linens, pillows, blankets, glassware, foodcarts, cookware, dry cleaning facilities, dining room wagons, keys or other entry systems, bars, bar fixtures, liquor and other drink dispensers, icemakers, radios, television sets, intercom and paging equipment, electric and electronic equipment, dictating equipment, private telephone systems, medical equipment, potted plants, heating, lighting and plumbing fixtures, fire prevention and extinguishing apparatus, cooling and air-conditioning systems, elevators, escalators, fittings, plants, apparatus, stoves, ranges, refrigerators, laundry machines, tools, machinery, engines, dynamos, motors, boilers, incinerators, switchboards, conduits, compressors, vacuum cleaning systems, floor cleaning, waxing and polishing equipment, call systems, brackets, electrical signs, bulbs, bells, ash and fuel, conveyors, cabinets, lockers, shelving, spotlighting equipment, dishwashers, garbage disposals, washers and dryers), other customary hotel equipment and other property of every kind and nature, whether tangible or intangible, whatsoever owned by Mortgagor, or in which Mortgagor has or shall have an interest, now or hereafter located upon the Premises and the Improvements, or appurtenant thereto, and usable in connection with the present or future operation and occupancy of the Premises and the Improvements and all building equipment, materials and supplies of any nature whatsoever owned by Mortgagor, or in which Mortgagor has or shall have an interest, now or hereafter located upon the Premises and the Improvements, or appurtenant thereto, and usable in connection with the present or future operation, enjoyment and occupancy of the Premises and the Improvements (hereinafter collectively referred to as the "EQUIPMENT"), including any leases of any of the foregoing, any deposits existing at any time in connection with any of the foregoing, and the proceeds of any sale or transfer of the foregoing, and the right, title and interest of Mortgagor in and to any of the Equipment that may be subject to any "security interests" as defined in the Uniform Commercial Code, as adopted and enacted by the State or States where any of the Mortgaged Property is located (the "UNIFORM COMMERCIAL CODE"), superior in lien to the lien of this Mortgage;

                             GRANTING CLAUSE THREE

         Awards or payments, including interest thereon, that may heretofore and hereafter be made with respect to the Premises and the Improvements, whether from the exercise of the right of eminent domain or condemnation (including, without limitation, any transfer made in lieu of or in anticipation of the exercise of said rights), or for a change of grade, or for any other injury to or decrease in the value of the Premises and Improvements;

                              GRANTING CLAUSE FOUR

         All leases and other agreements or arrangements heretofore or hereafter entered into affecting the use, enjoyment or occupancy of, or the conduct of any activity upon or in, the Premises and the Improvements, including any extensions, renewals, modifications or amendments thereof (the "LEASES") and all rents, rent equivalents, moneys payable as damages or in lieu of rent or rent equivalents, royalties (including, without limitation, all oil and gas or other mineral royalties and bonuses), income, receivables, receipts, revenues, deposits (including, without limitation, security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Mortgagor or its agents or employees from any and all sources arising from or attributable to the Premises and the Improvements, including, without limitation, all revenues and credit card receipts collected from guest rooms, restaurants, bars, meeting rooms, banquet rooms and recreational facilities, all receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of property or rendering of services by Mortgagor or any operator or manager of the hotel or the commercial space located in the Improvements or acquired from others (including, without limitation, from the rental of any office space, retail space, guest rooms or other space, halls, stores, and offices, and deposits securing reservations of such space), license, lease, sublease and concession fees and rentals, health club membership fees, food and beverage wholesale and retail sales, service charges, vending machine sales and proceeds, if any, from business interruption or other loss of income insurance (the "RENTS"), together with all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Debt ;

                              GRANTING CLAUSE FIVE

         All proceeds of and any unearned premiums on any insurance policies covering the Mortgaged Property, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Mortgaged Property;

                              GRANTING CLAUSE SIX

         The right, in the name and on behalf of Mortgagor, to appear in and defend any action or proceeding brought with respect to the Mortgaged Property and to commence any action or proceeding to protect the interest of Mortgagee in the Mortgaged Property;

                             GRANTING CLAUSE SEVEN

         All accounts, escrows, documents, instruments, chattel paper, claims, deposits and general intangibles, as the foregoing terms are defined in the Uniform Commercial Code, and all franchises, trade names, trademarks, symbols, service marks, books, records, plans, specifications, designs, drawings, permits, consents, licenses, franchise agreements, management agreements, contract rights (including, without limitation, any contract with any architect or engineer or with any other provider of goods or services for or in connection with any construction, repair, or other work upon the Mortgaged Property), approvals, actions, refunds of real estate taxes and assessments (and any other governmental impositions related to the Mortgaged Property), and causes of action that now or hereafter relate to, are derived from or are used in connection with the Mortgaged Property, or the use, operation, maintenance, occupancy or enjoyment thereof or the conduct of any business or activities thereon, but only to the extent same are assignable by law (hereinafter collectively referred to as the "INTANGIBLES"); and

                             GRANTING CLAUSE EIGHT

         All proceeds, products, offspring, rents and profits from any of the foregoing, including, without limitation, those from sale, exchange, transfer, collection, loss, damage, disposition, substitution or replacement of any of the foregoing.

         TO HAVE AND TO HOLD the above granted and described Mortgaged Property unto and to the use and benefit of Mortgagee, forever;

         PROVIDED, HOWEVER, these presents are upon the express condition that, if Mortgagor shall well and truly pay to Mortgagee the Debt at the time and in the manner provided in the Note and this Mortgage and shall well and truly abide by and comply with each and every covenant and condition set forth herein, in the Note and in the other Loan Documents (hereinafter defined) in a timely manner, these presents and the estate hereby granted shall cease, terminate and be void;

         AND Mortgagor represents and warrants to and covenants and agrees with Mortgagee as follows:

                                     PART I

                               GENERAL PROVISIONS

         1.      PAYMENT OF DEBT AND INCORPORATION OF COVENANTS, CONDITIONS AND
AGREEMENTS.   Mortgagor shall pay the Debt at the time and in the manner provided in the Note and in this Mortgage. All the covenants, conditions and agreements contained in (a) the Note and (b) all and any of the documents including the Note and this Mortgage now or hereafter executed by Mortgagor and/or others and by or in favor of Mortgagee, which evidences, secures or guarantees all or any portion of the payments due under the Note or otherwise is executed and/or delivered in connection with the Note and this Mortgage (the "LOAN DOCUMENTS") are hereby made a part of this Mortgage to the same extent and with the same force as if fully set forth herein.

         2.      WARRANTY OF TITLE.   Mortgagor warrants that Mortgagor has
good, marketable and insurable title to the Mortgaged Property and has the full power, authority and right to execute, deliver and perform its obligations under this Mortgage and to deed, encumber, mortgage, give, grant, bargain, sell, alienate, enfeoff, convey, confirm, pledge, assign and hypothecate the same and that Mortgagor possesses an unencumbered fee estate in the Premises and the Improvements and that it owns the Mortgaged Property free and clear of all liens, encumbrances and charges whatsoever except for those exceptions shown in the title insurance policy insuring the lien of this Mortgage and that this Mortgage is and will remain a valid and enforceable first lien on and security interest in the Mortgaged Property, subject only to said exceptions. Mortgagor shall forever warrant, defend and preserve such title and the validity and priority of the lien of this Mortgage and shall forever warrant and defend the same to Mortgagee against the claims of all persons whomsoever.

         3.      INSURANCE.

                 (a) Mortgagor, at its sole cost and expense, for the mutual benefit of Mortgagor and Mortgagee, shall obtain and maintain during the entire term of this Mortgage (the "TERM") policies of insurance against loss or damage by fire, lightning and such other perils as are included in a standard "all-risk" endorsement, and against loss or damage by all other risks and hazards covered by a standard extended coverage insurance policy including, without limitation, riot and civil commotion, vandalism, malicious mischief, burglary and theft. Such insurance shall be in an amount not less than the greatest of (i) the then full replacement cost of the Improvements and Equipment, without deduction for physical depreciation, (ii) the outstanding principal balance of the Loan, and (iii) such amount that the insurer would not deem Mortgagor a co-insurer under said policies. The policies of insurance carried in accordance with this paragraph shall be paid annually in advance and shall contain a "Replacement Cost Endorsement" with a waiver of depreciation, and shall have a deductible no greater than the least of (i) $25,000.00 (i) 5% of the then full replacement cost of the Improvements and Equipment, without deduction for physical depreciation and (iii) 5% of annual Net Operating Income, as defined below, unless so agreed by Mortgagee.

                 (b) Mortgagor, at its sole cost and expense, for the mutual benefit of Mortgagor and Mortgagee, shall also obtain and maintain during the Term the following policies of insurance:

                          (i)     Flood insurance if any part of the Mortgaged
Property is located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Program in an amount at least equal to the outstanding principal amount of the Loan or the maximum limit of coverage available with respect to the Improvements and Equipment under said Program, whichever is less.

                          (ii)     Comprehensive public liability insurance,
including broad form property damage, blanket contractual and personal injuries (including death resulting therefrom) coverages and containing minimum limits per occurrence of $1,000,000 and $2,000,000 in the aggregate for any policy year. In addition, at least $5,000,000 excess and/or umbrella liability insurance shall be obtained and maintained for any and all claims, including all legal liability imposed upon Mortgagor and all court costs and attorneys' fee incurred in connection with the ownership, operation and maintenance of the Mortgaged Property.

                          (iii)   Rental loss and/or business interruption
insurance in an amount equal to the greater of (A) estimated gross revenues for eighteen (18) months from the operations of the Mortgaged Property or (B) the projected operating expenses (including debt service) for eighteen (18) months for the maintenance and operation of the Mortgaged Property. The amount of such insurance shall be increased from time to time during the Term as and when new Leases and renewal Leases are entered into and the Rents increase or the estimate of (or the actual) gross revenue, as may be applicable, increases.

                          (iv)    Insurance against loss or damage from (A)
leakage of sprinkler systems and (B) explosion of steam boilers, air conditioning equipment, high pressure piping, machinery and equipment, pressure vessels or similar apparatus now or hereafter installed in the Improvements (without exclusion for explosions), to the extent that such items now or hereafter exist upon the Mortgaged Property, in an amount at least equal to the outstanding principal amount of the Note or $2,000,000, whichever is less.

                          (v)  Worker's compensation insurance with respect to
any employees of Mortgagor, as required by any governmental authority or legal requirement.

                          (vi)    During any period of repair or restoration,
builder's "all risk" insurance in an amount equal to not less than the full insurable value of the Mortgaged Property insuring against such risks (including, without limitation, fire and extended coverage and collapse of the Improvements to agreed limits) as Mortgagee may request, in form and substance acceptable to Mortgagee.

                          (vii)   Ordinance or law coverage to compensate for
the cost of  demolition and the increased cost of construction.

                          (viii)  Such other insurance as may from time to time
be reasonably required by Mortgagee in order to protect its interests.

                 (c) All policies of insurance (the "POLICIES") required pursuant to this paragraph: (i) shall be issued by companies approved by Mortgagee and licensed to do business in the state where the Mortgaged Property is located, with a claims paying ability rating of "A" or better by Standard & Poor's Rating Services, a division of the McGraw Hill Companies, Inc.; (ii) shall name Mortgagee and its successors and/or assigns as their interest may appear as the beneficiary/mortgagee; (iii) shall contain a non-contributory standard mortgagee clause and a lender's loss payable endorsement or their equivalents, naming Mortgagee as the person to which all payments made by such insurance company shall be paid; (iv) shall contain a waiver of subrogation against Mortgagee; (v) shall be maintained throughout the Term without cost to Mortgagee; (vi) shall be assigned and the originals delivered to Mortgagee;
(vii) shall contain such provisions as Mortgagee deems reasonably necessary or desirable to protect its interest including, without limitation, endorsements providing that neither Mortgagor, Mortgagee nor any other party shall be a co-insurer under said Policies and that Mortgagee shall receive at least thirty
(30) days prior written notice of any modification, reduction or cancellation; and (viii) shall be satisfactory in form and substance to Mortgagee and shall be approved by Mortgagee as to amounts, form, risk coverage, deductibles, loss payees and insureds. Mortgagor shall pay the premiums for such Policies (the "INSURANCE PREMIUMS") as the same become due and payable and shall furnish to Mortgagee evidence of the renewal of each of the Policies with receipts for the payment of the Insurance Premiums or other evidence of such payment reasonably satisfactory to Mortgagee. If Mortgagor does not furnish such evidence and receipts at least thirty (30) days prior to the expiration of any expiring Policy, then Mortgagee may procure, but shall not be obligated to procure, such insurance and pay the Insurance Premiums therefor, and Mortgagor agrees to reimburse Mortgagee for the cost of such Insurance Premiums promptly on demand. Within thirty (30) days after request by Mortgagee, Mortgagor shall obtain such increases in the amounts of coverage required hereunder as may be reasonably requested by Mortgagee, taking into consideration changes in the value of money over time, changes in liability laws, changes in prudent customs and practices.

         4.      CASUALTY.

                 (a) If the Mortgaged Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (an "INSURED CASUALTY"), Mortgagor shall give prompt notice thereof to Mortgagee. Following the occurrence of an Insured Casualty, Mortgagor, regardless of whether insurance proceeds are available (unless insurance proceeds are received by Mortgagee and Mortgagee fails to make such proceeds available to Mortgagor), shall promptly proceed to restore, repair, replace or rebuild the same to be of at least equal value and of substantially the same character as prior to such damage or destruction, all to be effected in accordance with applicable law. The expenses incurred by Mortgagee in the adjustment and collection of insurance proceeds shall become part of the Debt and be secured hereby and shall be reimbursed by Mortgagor to Mortgagee upon demand.

                 (b) In case of loss or damages covered by any of the Policies, the following provisions shall apply:

                          (i)     In the event of an Insured Casualty that does
not exceed the greater of (a) $250,000.00 or (b) ten percent (10%) of the then outstanding principal balance of the Note, Mortgagor may settle and adjust any claim without the consent of Mortgagee and agree with the insurance company or companies on the amount to be paid upon the loss; provided that such adjustment is carried out in a competent and timely manner. In such case, Mortgagor is hereby authorized to collect and receipt for any such insurance proceeds.

                          (ii)    In the event an Insured Casualty shall exceed
the greater of (a) $250,000.00 or (b) ten percent (10%) of the then outstanding principal balance of the Note, then and in that event, Mortgagee may settle and adjust any claim without the consent of Mortgagor and agree with the insurance company or companies on the amount to be paid on the loss and the proceeds of any such policy shall be due and payable solely to Mortgagee and held in escrow by Mortgagee in accordance with the terms of this Mortgage.

                          (iii)   In the event of an Insured Casualty where the
loss is in an aggregate amount less than fifty percent (50%) of the original principal balance of the Note, and if, in the reasonable judgment of Mortgagee, the Mortgaged Property can be restored within six (6) months and prior to the Anticipated Repayment Date (as defined in the Note) of the Note to an economic unit not materially less valuable (including an assessment of the impact of the termination of any Leases due to such Insured Casualty) and not less useful than the same was prior to the Insured Casualty, and after such restoration will adequately secure the outstanding balance of the Debt, then, if no Event of Default (as hereinafter defined) shall have occurred and be then continuing, the proceeds of insurance (after reimbursement of any expenses incurred by Mortgagee) shall be applied to reimburse Mortgagor for the cost of restoring, repairing, replacing or rebuilding the Mortgaged Property or part thereof subject to the Insured Casualty, in the manner set forth below. Mortgagor hereby covenants and agrees to commence and diligently to prosecute such restoring, repairing, replacing or rebuilding; provided always, that Mortgagor shall pay all costs (and if required by Mortgagee, Mortgagor shall deposit the total thereof with Mortgagee in advance) of such restoring, repairing, replacing or rebuilding in excess of the net proceeds of insurance made available pursuant to the terms hereof.

                          (iv)    Except as provided above, the proceeds of
insurance collected upon any Insured Casualty shall, at the option of Mortgagee in its sole discretion, be applied to the payment of the Debt or applied to reimburse Mortgagor for the cost of restoring, repairing, replacing or rebuilding the Mortgaged Property or part thereof subject to the Insured Casualty, in the manner set forth below. Any such application to the Debt shall be without any prepayment consideration except that if an Event of Default, or an event with notice and/or the passage of time would constitute an Event of Default, has occurred, then the Mortgagor shall pay to Mortgagee an additional amount equal to the Yield Maintenance Premium (hereinafter defined), if any, that would be required under Paragraph 55 hereof if Defeasance Collateral (hereinafter defined) was to be purchased by Mortgagor. Any such application to the Debt shall be applied to those payments of principal and interest last due under the Note but shall not postpone or reduce any payments otherwise required pursuant to the Note other than such last due payments.

                          (v)     In the event Mortgagor is entitled to
reimbursement out of insurance proceeds held by Mortgagee, such proceeds shall be disbursed from time to time upon Mortgagee being furnished with (1) evidence satisfactory to it of the estimated cost of completion of the restoration, repair, replacement and rebuilding, (2) funds or, at Mortgagee's option, assurances reasonably satisfactory to Mortgagee that such funds are available, sufficient in addition to the proceeds of insurance to complete the proposed restoration, repair, replacement and rebuilding, and (3) such architect's certificates, waivers of lien, contractor's sworn statements, title insurance endorsements, bonds, plats of survey and such other reasonable evidences of cost, payment and performance as Mortgagee may reasonably require and approve. Mortgagee may, in any event, require that all plans and specifications for such restoration, repair, replacement and rebuilding be submitted to and approved by Mortgagee prior to commencement of work. No payment made prior to the final completion of the restoration, repair, replacement and rebuilding shall exceed ninety percent (90%) of the value of the work performed from time to time; funds other than proceeds of insurance shall be disbursed prior to disbursement of such proceeds; and at all times, the undisbursed balance of such proceeds remaining in the hands of Mortgagee, together with funds deposited for that purpose or irrevocably committed to the satisfaction of Mortgagee by or on behalf of Mortgagor for that purpose, shall be at least sufficient in the reasonable judgment of Mortgagee to pay for the cost of completion of the restoration, repair, replacement or rebuilding, free and clear of all liens or claims for lien. Any surplus which may remain out of insurance proceeds held by Mortgagee after payment of such costs of restoration, repair, replacement or rebuilding shall be paid to any party entitled thereto.

         5.      PAYMENT OF TAXES, ETC.   Mortgagor shall pay all taxes,
assessments, water rates and sewer rents, now or hereafter levied or assessed or imposed against the Mortgaged Property or any part thereof (the "TAXES") and all ground rents, maintenance charges, other impositions, and other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Premises, now or hereafter levied or assessed or imposed against the Mortgaged Property or any part thereof (the "OTHER CHARGES") as the same become due and payable. Mortgagor will deliver to Mortgagee receipts for payment or other evidence satisfactory to Mortgagee that the Taxes and Other Charges have been so paid or are not then delinquent no later than thirty (30) days prior to the date on which the Taxes and/or Other Charges would otherwise be delinquent if not paid. Mortgagor shall not suffer and shall promptly cause to be paid and discharged any lien or charge whatsoever which may be or become a lien or charge against the Mortgaged Property, and shall promptly pay for all utility services provided to the Mortgaged Property. Mortgagor shall furnish to Mortgagee receipts for the payment of the Taxes and the Other Charges prior to the date the same shall become delinquent (provided, however, that Mortgagor is not required to furnish such receipts for payment of Taxes in the event that such Taxes have been paid for by Mortgagee pursuant to Paragraph 6 hereof).

         6.      TAX IMPOUND FUND; REPLACEMENT ESCROW FUND, FF&E FUND.

                 (a) Concurrently with the execution of this Mortgage, Mortgagor shall deposit with Mortgagee the sum of $23,825.50. In addition, Mortgagor shall pay to Mortgagee on the eleventh day of each calendar month one-twelfth of the Taxes that Mortgagee reasonably estimates will be payable during the next ensuing twelve (12) months in order to accumulate with Mortgagee sufficient funds to pay all such Taxes at least thirty (30) days prior to their respective due dates (said amount hereinafter called the "TAX IMPOUND FUND"). The Tax Impound Fund and the payments of interest or principal or both, payable pursuant to the Note, shall be added together and shall be paid as an aggregate sum by Mortgagor to Mortgagee. Mortgagee will apply the Tax Impound Fund to payments of Taxes required to be made by Mortgagor pursuant to Paragraph 5 hereof. In making any payment relating to the Tax Impound Fund, Mortgagee may do so according to any bill, statement or estimate procured from the appropriate public office, without inquiry into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. If the amount of the Tax Impound Fund shall exceed the amounts due for Taxes pursuant to Paragraph 5 hereof, Mortgagee shall, in its sole discretion, return any excess to Mortgagor or credit such excess against future payments to be made to the Tax Impound Fund. In allocating such excess, Mortgagee may deal with the person shown on the records of Mortgagee to be the owner of the Mortgaged Property. If at any time Mortgagee determines that the Tax Impound Fund is not or will not be sufficient to pay the items set forth above, Mortgagee shall notify Mortgagor of such determination and Mortgagor shall increase its monthly payments to Mortgagee by the amount that Mortgagee estimates is sufficient to make up the deficiency at least thirty (30) days prior to delinquency of the Taxes. Until expended or applied as above provided, any amounts in the Tax Impound Fund shall constitute additional security for the Debt. The Tax Impound Fund shall not constitute a trust fund and may be commingled with other monies held by Mortgagee. No earnings or interest on the Tax Impound Fund shall be payable to Mortgagor. If Mortgagee so elects at any time, Mortgagor shall provide, at Mortgagor's expense, a tax service contract for the Term issued by a tax reporting agency acceptable to Mortgagee. If Mortgagee does not so elect, Mortgagor shall reimburse Mortgagee for the cost of making annual tax searches throughout the Term.

                 (b) Concurrently with the execution of this Mortgage, Mortgagor shall deposit with Mortgagor the sum of $285,625.00 for replacement and repairs required to be made to the Mortgaged Property and for any other work approved by Mortgagee ("REPLACEMENT ESCROW FUND"). Mortgagee shall make disbursements from the Replacement Escrow Fund as requested by Mortgagor, and approved by Mortgagee in its sole discretion (except the Mortgagee shall approve disbursements (i) required by applicable law, rule or regulation; or
(ii) reasonably required by Marriott International, Inc. pursuant to the Franchise Agreement as defined in Paragraph 11 hereof), no more frequently than once in any thirty (30) day period of no less than $5,000.00 upon delivery by Mortgagor of Mortgagee's standard form of draw request accompanied by copies of paid invoices for the amounts requested and, if required by Mortgagee for requests in excess of $10,000.00, lien waivers and releases from all parties furnishing materials and/or services in connection with the requested payment. Mortgagee may require an inspection of the Mortgaged Property at Mortgagor's expense prior to making a monthly disbursement in order to verify completion of replacements and repairs of items in excess of $10,000.00 for which reimbursement is sought. The Replacement Escrow Fund shall be held in an interest bearing account in Mortgagee's name at a financial institution selected by Mortgagee in its sole discretion. All earnings or interest on the Replacement Escrow Fund shall be and become part of such Replacement Escrow Fund and shall be disbursed as provided in this Paragraph 6(b). Until expended or applied as above provided, the Replacement Escrow Fund shall constitute additional security for the Debt. The Replacement Escrow Fund shall not constitute a trust fund and may be commingled with other monies held by Mortgagee.

                 (c) Mortgagor shall pay to Mortgagee on the eleventh day of each calendar month the Monthly Deposit (hereinafter defined) which shall be deposited with and held by Mortgagee for replacement of fixtures, furniture and equipment required in connection with the Mortgaged Property during the calendar year and for any other purchases reasonably approved by Mortgagee ("FF&E FUND"). The "Monthly Deposit" required to be made each month during the term is an amount equal to, for each previous calendar month
(i) until the earlier of (a) the renewal of the Franchise Agreement or (b) three years from the date hereof, five percent (5%) of Gross Income From Operations as defined in Paragraph 18 hereof and (ii) thereafter, three and one-half percent (3.5%) of Gross Income from Operations. Mortgagee may in its reasonable discretion reassess its estimate of the amount necessary for the FF&E Fund from time to time and in its discretion may adjust the monthly amounts required to be deposited into the FF&E Fund by thirty (30) days notice to Mortgagor. Mortgagee shall make disbursements from the FF&E Fund as requested by Mortgagor, and approved by Mortgagee in its sole reasonable discretion (except the Mortgagee shall approve disbursements (i) required by applicable law, rule or regulation; or (ii) reasonably required by Marriott International, Inc. pursuant to the Franchise Agreement), no more frequently than once in any thirty (30) day period of no less than $5,000.00 upon delivery by Mortgagor of Mortgagee's standard form of draw request accompanied by copies of paid invoices for the amounts requested and, if required by Mortgagee for requests in excess of $10,000.00, lien waivers and releases from all parties furnishing materials in connection with the requested payment. The FF&E Fund shall be held in an interest bearing account in Mortgagee's name at a financial institution selected by Mortgagee in its sole discretion. All earnings or interest on the FF&E Fund shall be and become part of such FF&E Fund and shall be disbursed as provided in this Paragraph 6(c). Until expended or applied as above provided, the FF&E Fund shall constitute additional security for the Debt. The FF&E Fund shall not constitute a trust fund and may be commingled with other monies held by Mortgagee.

                 (d) Mortgagor hereby pledges to Mortgagee and grants to Mortgagee a security interest in any and all monies now or hereafter deposited in the Tax Impound Fund and the Replacement Escrow Fund and the FF&E Fund as additional security for the payment of the Debt. Upon the occurrence of an Event of Default, Mortgagee may apply any sums then present in the Tax Impound Fund, the Replacement Escrow Fund and/or the FF&E Fund to the payment of the Debt in any order in its sole discretion.

         7.      CONDEMNATION.   Mortgagor shall promptly give Mortgagee
written notice of the actual or threatened commencement of any condemnation or eminent domain proceeding (a "CONDEMNATION") and shall deliver to Mortgagee copies of any and all papers served in connection with such Condemnation. Following the occurrence of a Condemnation, Mortgagor, regardless of whether an Award (hereinafter defined) is available (unless the Mortgagee receives an Award and fails to make such Award available to Mortgagor), shall promptly proceed to restore, repair, replace or rebuild the same to the extent practicable to be of at least equal value and of substantially the same character as prior to such Condemnation, all to be effected in accordance with applicable law.

                 (a) Mortgagee is hereby irrevocably appointed as Mortgagor's attorney-in-fact, coupled with an interest, with exclusive power to collect, receive and retain any award or payment ("AWARD") for any taking accomplished through a Condemnation (a "TAKING") and to make any compromise or settlement in connection with such Condemnation, subject to the provisions of this Mortgage. Notwithstanding any Taking by any public or quasi-public authority (including, without limitation, any transfer made in lieu of or in anticipation of such a Taking), Mortgagor shall continue to pay the Debt at the time and in the manner provided for in the Note, in this Mortgage and the other Loan Documents and the Debt shall not be reduced unless and until any Award shall have been actually received and applied by Mortgagee to expenses of collecting the Award and to discharge of the Debt. Mortgagee shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the rate or rates provided in the Note. Mortgagor shall cause any Award that is payable to Mortgagor to be paid directly to Mortgagee.

                 (b) In the event of any Condemnation where the Award is in an aggregate amount greater than the lesser of (i) $250,000.00 or (ii) ten percent (10%) of the then outstanding original principal balance of the Note, and if, in the reasonable judgment of Mortgagee, the Mortgaged Property can be restored within six (6) months and prior to the Anticipated Repayment Date to an economic unit not less valuable (including an assessment of the impact of the termination of any Leases due to such Condemnation) and not less useful than the same was prior to the Condemnation, and after such restoration will adequately secure the outstanding balance of the Debt, then, if no Event of Default shall have occurred and be then continuing, the proceeds of the Award (after reimbursement of any expenses incurred by Mortgagee) shall be applied to reimburse Mortgagor for the cost of restoring, repairing, replacing or rebuilding the Mortgaged Property or part thereof subject to Condemnation, in the manner set forth below. Mortgagor hereby covenants and agrees to commence and diligently to prosecute such restoring, repairing, replacing or rebuilding; provided always, that Mortgagor shall pay all costs (and if required by Mortgagee, Mortgagor shall deposit the total thereof with Mortgagee in advance) of such restoring, repairing, replacing or rebuilding in excess of the Award made available pursuant to the terms hereof.

                 (c) Except as provided above, the Award collected upon any Condemnation shall, at the option of Mortgagee in its sole discretion, be applied to the payment of the Debt or applied to reimburse Mortgagor for the cost of restoring, repairing, replacing or rebuilding the Mortgaged Property or part thereof subject to the Condemnation, in the manner set forth below. Any such application to the Debt shall be without any prepayment consideration except that if an Event of Default, or an event with notice and/or the passage of time would constitute an Event of Default, has occurred then the Mortgagor shall pay to Mortgagee an additional amount equal to the Yield Maintenance Premium, if any, that would be required under Paragraph 55 hereof if Defeasance Collateral was to be purchased by Mortgagor. Any such application to the Debt shall be applied to those payments of principal and interest last due under the Note but shall not postpone or reduce any payments otherwise required pursuant to the Note other than such last due payments. If the Mortgaged Property is sold, through foreclosure or otherwise, prior to the receipt by Mortgagee of such Award, Mortgagee shall have the right, whether or not a deficiency judgment on the Note shall be recoverable or shall have been sought, recovered or denied, to receive all or a portion of said Award sufficient to pay the Debt.

                 (d) In the event Mortgagor is entitled to reimbursement out of the Award received by Mortgagee, such proceeds shall be disbursed from time to time upon Mortgagee being furnished with (1) evidence satisfactory to it of the estimated cost of completion of the restoration, repair, replacement and rebuilding resulting from such condemnation, (2) funds or, at Mortgagee's option, assurances reasonably satisfactory to Mortgagee that such funds are available, sufficient in addition to the proceeds of the Award to complete the proposed restoration, repair, replacement and rebuilding, and (3) such architect's certificates, waivers of lien, contractor's sworn statements, title insurance endorsements, bonds, plats of survey and such other evidences of costs, payment and performance as Mortgagee may reasonably require and approve; and Mortgagee may, in any event, require that all plans and specifications for such restoration, repair, replacement and rebuilding be submitted to and approved by Mortgagee prior to commencement of work. No payment made prior to the final completion of the restoration, repair, replacement and rebuilding shall exceed ninety percent (90%) of the value of the work performed from time to time; funds other than proceeds of the Award shall be disbursed prior to disbursement of such proceeds; and at all times, the undisbursed balance of such proceeds remaining in hands of Mortgagee, together with funds deposited for that purpose or irrevocably committed to the satisfaction of Mortgagee by or on behalf of Mortgagor for that purpose, shall be at least sufficient in the reasonable judgment of Mortgagee to pay for the costs of completion of the restoration, repair, replacement or rebuilding, free and clear of all liens or claims for lien. Any surplus which may remain out of the Award received by Mortgagee after payment of such costs of restoration, repair, replacement or rebuilding shall, in the sole and absolute discretion of Mortgagee, be retained by Mortgagee and applied to payment of the Debt or paid to any party entitled thereto.

         8.      LEASES AND RENTS.

                 (a) Mortgagor does hereby absolutely and unconditionally assign to Mortgagee, all of Mortgagor's right, title and interest in all current and future Leases and Rents, it being intended by Mortgagor that this assignment constitutes a present, absolute assignment and not an assignment for additional security only. Such assignment to Mortgagee shall not be construed to bind Mortgagee to the performance of any of the covenants, conditions or provisions contained in any such Lease or otherwise impose any obligation upon Mortgagee. Mortgagor agrees to execute and deliver to Mortgagee such additional instruments, in form and substance satisfactory to Mortgagee, as may hereafter be requested by Mortgagee to further evidence and confirm such assignment. Nevertheless, subject to the terms of this paragraph, Mortgagee grants to Mortgagor a revocable license to operate and manage the Mortgaged Property and to collect the Rents. Mortgagor shall hold the Rents, or a portion thereof, sufficient to discharge all current sums due on the Debt, in trust for the benefit of Mortgagee for use in the payment of such sums. Any remaining Rents exceeding the amount held in trust pursuant to the previous sentence, if any, may be used by Mortgagor. Upon an Event of Default, without the need for notice or demand, the license granted to Mortgagor herein shall automatically be revoked, and Mortgagee shall immediately be entitled to possession of all Rents, whether or not Mortgagee enters upon or takes control of the Mortgaged Property. Mortgagee is hereby granted and assigned by Mortgagor the right, at its option, upon revocation of the license granted herein, to enter upon the Mortgaged Property in person, by agent or by court-appointed receiver to collect the Rents. Any Rents collected after the revocation of the license may be applied toward payment of the Debt in such priority and proportions as Mortgagee in its sole discretion shall deem proper.

                 (b) All Leases shall be written on the standard form of lease which has been approved by Mortgagee. Upon request, Mortgagor shall furnish Mortgagee with executed copies of all Leases. No material changes may be made to the Mortgagee-approved standard lease without the prior written consent of Mortgagee. All Leases shall provide that they are subordinate to this Mortgage and that the tenant agrees to attorn to Mortgagee. Unless otherwise approved by Mortgagee, each Lease shall contain a provision requiring continuous operations of tenant's business on the premises. None of the Leases shall contain any option to purchase, any right of first refusal to lease or purchase, any right to terminate the lease term (except in the event of the destruction of all or substantially all of the Mortgaged Property), any non-disturbance or similar recognition agreement or any other similar provisions which adversely affect the Mortgaged Property or which might adversely affect the rights of any holder of the Mortgaged Loan without the prior written consent of Mortgagee. Each tenant shall conduct business only in that portion of the Mortgaged Property covered by its lease. Upon request, Mortgagor shall furnish Mortgagee with executed copies of all Leases.

                 (c) Mortgagor, as the lessor thereunder, may enter into proposed lease renewals and new leases without the prior written consent of Mortgagee if such proposed Lease or extension: (i) is not for greater than or equal to 10,000 square feet of the net rentable area of the Mortgaged Property, or greater than or equal to five percent (5%) of the total net rentable area of the Mortgaged Property; (ii) shall have an initial term of not less than three
(3) years or greater than ten (10) years; (iii) shall provide for rental rates comparable to existing local market rates and shall be an arms-length transaction; (iv) shall not contain any options for renewal or expansion by the tenant thereunder at rental rates which are either below comparable market levels or less than the rental rates paid by the tenant during the initial lease term; (v) shall be to a tenant which is experienced, creditworthy and reputable; (vi) shall provide that it is subordinate to this Mortgage and that the tenant thereunder agrees to attorn to Mortgagee; and (vii) shall comply with the provisions of subparagraph (b), above. Mortgagor may enter into a proposed lease which does not satisfy all of the conditions set forth in clauses (i) through (vii) immediately above, provided Mortgagee consents in writing to such proposed lease, such consent not to be unreasonably withheld, conditioned or delayed. Mortgagor expressly understands that any and all proposed leases are included in the definition of "Lease" or "Leases" as such terms may be used throughout this Mortgage, the Note and the other Loan Documents. Notwithstanding the foregoing, this Paragraph 8(b) and 8(c) shall not apply to Leases for hotel bookings in the ordinary course of business.

                 (d) Mortgagor (i) shall observe and perform all the obligations imposed upon the lessor under the Leases and shall not do or permit to be done anything to materially impair the value of the Leases as security for the Debt; (ii) shall promptly send copies to Mortgagee of all notices of default which Mortgagor shall send or receive thereunder; (iii) shall enforce all the terms, covenants and conditions contained in the Leases upon the part of the lessee thereunder to be observed or performed, short of termination thereof; (iv) shall not collect any of the Rents more than one (1) month in advance (except for advance hotel bookings made in the ordinary course of business); (v) shall not execute any other assignment of the lessor's interest in the Leases or the Rents; (vi) shall deliver to Mortgagee, upon request, tenant estoppel certificates from each commercial tenant at the Mortgaged Property in form and substance reasonably satisfactory to Mortgagee, provided that Mortgagor shall not be required to deliver such certificates more frequently than two (2) times in any calendar year; and (vii) shall execute and deliver at the request of Mortgagee all such further assurances, confirmations and assignments in connection with the Mortgaged Property as Mortgagee shall from time to time require.

                 (e) All security deposits of tenants, whether held in cash or any other form, shall not be commingled with any other funds of Mortgagor and, if cash, shall be deposited by Mortgagor at such commercial or savings bank or banks, or otherwise held in compliance with applicable law, as may be reasonably satisfactory to Mortgagee. Any bond or other instrument which Mortgagor is permitted to hold in lieu of cash security deposits under any applicable legal requirements shall be maintained in full force and effect in the full amount of such deposits unless replaced by cash deposits as hereinabove described, shall be issued by an institution reasonably satisfactory to Mortgagee, shall, if permitted pursuant to any legal requirements, name Mortgagee as payee or mortgagee thereunder (or at Mortgagee's option, be fully assignable to Mortgagee) and shall, in all respects, comply with any applicable legal requirements and otherwise be reasonably satisfactory to Mortgagee. Mortgagor shall, upon request, provide Mortgagee with evidence reasonably satisfactory to Mortgagee of Mortgagor's compliance with the foregoing. Following the occurrence and during the continuance of any Event of Default, Mortgagor shall, upon Mortgagee's request, if permitted by any applicable legal requirements, turn over to Mortgagee the security deposits (and any interest theretofore earned thereon) with respect to all or any portion of the Mortgaged Property, to be held by Mortgagee subject to the terms of the Leases.

         9.      MAINTENANCE AND USE OF MORTGAGED PROPERTY.   Mortgagor shall
cause the Mortgaged Property to be maintained in a good and safe condition and repair. The Improvements and the Equipment shall not be removed, demolished or materially altered (except for normal replacement of the Equipment) without the consent of Mortgagee. Mortgagor shall promptly comply with all laws, orders and ordinances affecting the Mortgaged Property, or the use thereof. Mortgagor shall promptly repair, replace or rebuild any part of the Mortgaged Property that is destroyed by any casualty, or becomes damaged, worn or dilapidated or that is affected by any proceeding of the character referred to in Paragraph 7 hereof and shall complete and pay for any structure at any time in the process of construction or repair on the Premises. Mortgagor shall not initiate, join in, acquiesce in, or consent to any change in any private restrictive covenant, zoning law or other public or private restriction, limiting or defining the uses which may be made of the Mortgaged Property or any part thereof. If under applicable zoning provisions the use of all or any portion of the Mortgaged Property is or shall become a nonconforming use, Mortgagor will not cause or permit such nonconforming use to be discontinued or abandoned without the express written consent of Mortgagee. Mortgagor shall not (i) change the use of the Mortgaged Property, (ii) permit or suffer to occur any waste on or to the Mortgaged Property or to any portion thereof or (iii) take any steps whatsoever to convert the Mortgaged Property, or any portion thereof, to a condominium or cooperative form of management. Mortgagor will not install or permit to be installed on the Premises any underground storage tank.

         10.     TRANSFER OR ENCUMBRANCE OF THE MORTGAGED PROPERTY.

                 (a) Mortgagor acknowledges that Mortgagee has examined and relied on the creditworthiness and experience of Mortgagor in owning and operating properties such as the Mortgaged Property in agreeing to make the Loan, and that Mortgagee will continue to rely on Mortgagor's ownership of the Mortgaged Property as a means of maintaining the value of the Mortgaged Property as security for repayment of the Debt. Mortgagor acknowledges that Mortgagee has a valid interest in maintaining the value of the Mortgaged Property so as to ensure that, should Mortgagor default in the repayment of the Debt, Mortgagee can recover the Debt by a sale of the Mortgaged Property. Mortgagor shall not, without the prior written consent of Mortgagee, sell, convey, alienate, mortgage, encumber, pledge or otherwise transfer the Mortgaged Property or any part thereof, or permit the Mortgaged Property or any part thereof to be sold, conveyed, alienated, mortgaged, encumbered, pledged or otherwise transferred.

                 (b) A sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer within the meaning of this Paragraph 10 shall be deemed to include (i) an installment sales agreement wherein Mortgagor agrees to sell the Mortgaged Property or any part thereof for a price to be paid in installments; (ii) an agreement by Mortgagor leasing all or a substantial part of the Mortgaged Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Mortgagor's right, title and interest in and to any Leases or any Rents; (iii) if Mortgagor, Guarantor, or any general partner or managing member of Mortgagor or Guarantor is a corporation, the voluntary or involuntary sale, conveyance or transfer of such corporation's stock (or the stock of any corporation directly or indirectly controlling such corporation by operation of law or otherwise) or the creation or issuance of new stock in one or a series of transactions by which an aggregate of more than 10%, or, as long as 100% of such corporation's stock is held by one party, 49%, of such corporation's stock shall be vested in a party or parties who are not now stockholders or any change in the control of such corporation; (iv) if Mortgagor, any Guarantor or any general partner of Mortgagor or any Guarantor is a limited or general partnership, joint venture or limited liability company, the change, removal, resignation or addition of a general partner, managing partner, joint venturer or the transfer of any ownership interest of any general partner, managing partner or joint venturer or the transfer, assignment or pledge of any ownership interest of any general partner, managing partner or joint venturer; (v) if Mortgagor or any Guarantor is a limited partnership, the voluntary or involuntary sale, conveyance, transfer or pledge of any limited partnership interests or the creation or issuance of new limited partnership interests, by which an aggregate of more than 49% of such limited partnership interests are held by parties who are not currently limited partners; or (vi) if Mortgagor or any Guarantor is a limited liability company, the voluntary or involuntary sale, conveyance or transfer of a member's interest.

                 (c) Mortgagee shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon Mortgagor's sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Mortgaged Property without Mortgagee's consent. This provision shall apply to every sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Mortgaged Property regardless of whether voluntary or not, or whether or not Mortgagee has consented to any previous sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Mortgaged Property.

                 (d) Mortgagee's consent to one sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Mortgaged Property shall not be deemed to be a waiver of Mortgagee's right to require such consent to any future occurrence of same. Any sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Mortgaged Property made in contravention of this paragraph shall be null and void and of no force and effect.

                 (e) Mortgagor agrees to bear and shall pay or reimburse Mortgagee on demand for all reasonable expenses (including, without limitation, reasonable attorneys' fees and disbursements, title search costs and title insurance endorsement premiums) incurred by Mortgagee in connection with the review, approval and documentation of any such sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer.

                 (f) Mortgagee's consent to the sale or transfer of the Mortgaged Property will not be unreasonably withheld after consideration of all relevant factors, provided that:

                          (i) no Event of Default or event which with the giving of notice or the passage of time would constitute an Event of Default shall have occurred and remain uncured;

                          (ii) the proposed transferee ("TRANSFEREE") shall be a reputable entity or person of good character, creditworthy, with sufficient financial worth considering the obligations assumed and undertaken, as evidenced by financial statements and other information reasonably requested by Mortgagee;

                          (iii) the Transferee and its property manager shall have sufficient experience in the ownership and management of properties similar to the Mortgaged Property, and Mortgagee shall be provided with reasonable evidence thereof (and Mortgagee reserves the right to approve the Transferee without approving the substitution of the property manager);

                          (iv) Mortgagee shall have recommendations in writing from the Rating Agencies to the effect that such transfer will not result in a requalification, reduction or withdrawal of any rating initially assigned or to be assigned in a Secondary Market Transaction .

                                  The term "RATING AGENCIES" as used herein shall mean each of Standard & Poor's Ratings Group, a division of the McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., Duff and Phelps Credit Rating Co. and Fitch Investors Service, L.P., or any other nationally-recognized statistical rating agency which has been approved by Mortgagee;

                          (v) the Transferee shall have executed and delivered to Mortgagee an assumption agreement in form and substance acceptable to Mortgagee, evidencing such Transferee's agreement to abide and be bound by the terms of the Note, this Mortgage and the other Loan Documents, together with such legal opinions and title insurance endorsements as may be reasonably requested by Mortgagee; and

                          (vi) Mortgagee shall have received the payment of an assumption fee equal to 1% of the outstanding principal balance of the Loan and all costs and expenses incurred by Mortgagee in connection with such assumption (including reasonable attorneys' fees and costs).

                 11. REPRESENTATIONS AND COVENANTS OF MORTGAGOR. Mortgagor represents, warrants and covenants as follows:

                 (a) The Note, this Mortgage and the other Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor would the operation of any of the terms of the Note, this Mortgage or any of the other Loan Documents, or the exercise of any right thereunder, render this Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury.

                 (b) All certifications, permits, licenses and approvals, including, without limitation, certificates of completion and occupancy permits required for the legal use, occupancy and operation of the Mortgaged Property as a hotel (collectively, the "LICENSES"), have been obtained and are in full force and effect (including, without limitation, any applicable liquor license). Mortgagor shall keep and maintain all licenses necessary for the operation of the Mortgaged Property as a hotel. The Mortgaged Property is free of material damage and is in good repair, and there is no proceeding pending for the total or partial condemnation of, or affecting, the Mortgaged Property.

                 (c) All of the Improvements which were included in determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property, and no easements or other encumbrances upon the Premises encroach upon any of the Improvements, so as to affect the value or marketability of the Mortgaged Property except those which are insured against by title insurance. All of the

Improvements comply with all material requirements of any applicable zoning and subdivision laws and ordinances.

                 (d) The Mortgaged Property is not subject to any Leases other than Equipment leases and hotel bookings in the ordinary course of business.

                 (e) The survey of the Mortgaged Premises and Improvements delivered to Mortgagee in connection with this Mortgage, has been performed by a duly licensed surveyor or registered professional engineer in the jurisdiction in which the Mortgaged Premises and Improvements is situated, is certified to the Mortgagee, its successors and assigns, and the title insurance company, and is in accordance with the most current minimum standards for title surveys as determined by the American Land Title Association, with the signature and seal of a licensed engineer or surveyor affixed thereto, and to the best of Mortgagor's knowledge, does not fail to reflect any material matter affecting the Mortgaged Premises and Improvements or the title thereto.

                 (f) The Mortgaged Property is and shall at all times remain in compliance with all statutes, ordinances, regulations and other governmental or quasi-governmental requirements and private covenants now or hereafter relating to the ownership, construction, use or operation of the Mortgaged Property.

                 (g) There has not been and shall never be committed by Mortgagor or any other person in occupancy of or involved with the operation or use of the Mortgaged Property any act or omission affording the federal government or any state or local government the right of forfeiture as against the Mortgaged Property or any part thereof or any monies paid in performance of Mortgagor's obligations under any of the Loan Documents.

                 (h) The Franchise Agreement, dated January 10, 1985 (the "FRANCHISE AGREEMENT"), between Integra Hotels, Inc., and The Residence Inn Company assigned by the Residence Inn Company to Marriott International, Inc., pursuant to that certain Assignment and Assumption of Franchise Agreements dated as of March 30, 1995 and assigned to Mortgagor by Integra Hotels, Inc. pursuant to that certain Assignment and Assumption of Franchise Agreement dated as of October 22, 1997, pursuant to which Mortgagor has the right to operate the hotel located on the Mortgaged Property under a name and/or hotel system controlled by such franchisor, is in full force and effect and there is no default, breach or violation existing thereunder by any party thereto and no event has occurred (other than payments due but not yet delinquent) that, with the passage of time or the giving of notice, or both, would constitute a default, breach or violation by any party thereunder.

                 (i) The Management and Operating Agreement, dated April 1, 1996 (the "MANAGEMENT AGREEMENT"), between Integra Hotels, Inc. and Mason Hospitality Services, Inc., and assigned by Integra Hotels, Inc. to Mortgagor pursuant to that certain Assignment and Assumption of Management Agreement dated as of the date hereof, pursuant to which such hotel manager operates the Mortgaged Property as a hotel, is in full force and effect and there is no default, breach or violation existing thereunder by any party thereto and no event has occurred (other than payments due but not yet delinquent) that, with the passage of time or the giving of notice, or both, would constitute a default, breach or violation by any party thereunder. The fee due under the Management Agreement, and the terms and provisions of the Management Agreement, are subordinate to this Mortgage and Manager shall attorn to Mortgagee. Mortgagor shall not terminate, cancel, modify, renew or extend the Management Agreement, or enter into any agreement relating to the management or operation of the Mortgaged Property with Manager or any other party without the express written consent of Mortgagee, which consent shall not be unreasonably withheld. If at any time Mortgagee consents to the appointment of a new manager, such new manager and Mortgagor shall, as a condition of Mortgagor's consent, execute a Consent and Agreement of Manager in the form then used by Mortgagee.

                 (j) Neither the execution and delivery of the Loan Documents, the Mortgagor's performance thereunder, the recordation of this Mortgage, nor the exercise of any remedies by Mortgagee, will adversely affect Mortgagor's rights under the Franchise Agreement, the Management Agreement, or any of the Licenses.

                 (k) No financial advisors, brokers, underwriters, placement agents, agents or finders have been dealt with by the Mortgagor in connection with the Loan.


         12.     SINGLE PURPOSE ENTITY/SEPARATENESS.   Mortgagor represents,
warrants and covenants as follows:

                 (a) Mortgagor does not own and will not own any asset or property other than (i) the Mortgaged Property, and (ii) incidental personal property necessary for the ownership or operation of the Mortgaged Property.

                 (b) Mortgagor will not engage in any business other than the ownership, management and operation of the Mortgaged Property and Mortgagor will conduct and operate its business as presently conducted and operated.

                 (c) Mortgagor will not enter into any contract or agreement with any affiliate of the Mortgagor, any constituent party of Mortgagor, any guarantor (a "GUARANTOR") of the Debt or any part thereof or any affiliate of any constituent party or Guarantor, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than any such party.

                 (d) Mortgagor has not incurred and will not incur any indebtedness, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), other than (i) the Debt, (ii) trade and operational debt incurred in the ordinary course of business with trade creditors and in amounts as are normal and reasonable under the circumstances, and (iii) debt incurred in the financing of equipment and other personal property used on the Premises. No indebtedness other than the Debt may be secured (subordinate or pari passu) by the Mortgaged Property.

                 (e) Mortgagor has not made and will not make any loans or advances to any third party (including any affiliate or constituent party, any Guarantor or any affiliate of any constituent party or Guarantor), and shall not acquire obligations or securities of its affiliates.

                 (f) Mortgagor is and will remain solvent and Mortgagor will pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same shall become due.

                 (g) Mortgagor has done or caused to be done and will do all things necessary to observe organizational formalities and preserve its existence, and Mortgagor will not, nor will Mortgagor permit any constituent party or Guarantor to amend, modify or otherwise change the partnership certificate, partnership agreement, articles of incorporation and bylaws, trust or other organizational documents of Mortgagor or such constituent party or Guarantor without the prior written consent of Mortgagee.

                 (h) Mortgagor will maintain all of its books, records, financial statements and bank accounts separate from those of its affiliates and any constituent party and Mortgagor will file its own tax returns unless required otherwise by applicable law. Mortgagor shall maintain its books, records, resolutions and agreements as official records.

                 (i) Mortgagor will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any affiliate of Mortgagor, any constituent party of Mortgagor, any Guarantor or any affiliate of any constituent party or Guarantor), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, shall not identify itself or any of its affiliates as a division or part of the other and shall maintain and utilize a separate telephone number and separate stationery, invoices and checks.

                 (j) Mortgagor will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations.

                 (k) Neither Mortgagor nor any constituent party will seek the dissolution, winding up, liquidation, consolidation or merger in whole or in part, of the Mortgagor.

                 (l) Mortgagor will not commingle the funds and other assets of Mortgagor with those of any affiliate or constituent party, any Guarantor, or any affiliate of any constituent party of Guarantor, or any other person.

                 (m) Mortgagor has and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any affiliate or constituent party, any Guarantor, or any affiliate of any constituent party or Guarantor, or any other person.

                 (n) Mortgagor does not and will not hold itself out to be responsible for the debts or obligations of any other person.

                 (o) If Mortgagor is a limited partnership or a limited liability company, the general partner or managing member shall be a corporation whose sole asset is its interest in Mortgagor and the general partner or managing member will at all times comply, and will cause Mortgagor to comply, with each of the representations, warranties, and covenants contained in this Paragraph 12 as if such representation, warranty or covenant was made directly by such general partner or managing member.

         13.     ESTOPPEL CERTIFICATES AND NO DEFAULT AFFIDAVITS.

                 (a) After request by Mortgagee, Mortgagor shall within ten (10) days furnish Mortgagee with a statement, duly acknowledged and certified, setting forth (i) the amount of the original principal amount of the Note, (ii) the unpaid principal amount of the Note, (iii) the rate of interest of the Note, (iv) the date installments of interest and/or principal were last paid, (v) any offsets or defenses to the payment of the Debt, if any, (vi) that the Note, this Mortgage and the other Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification; and (vii) reaffirming all representations and warranties of Mortgagor set forth herein and in the other Loan Documents as of the date requested by Mortgagee or, to the extent of any changes to any such representations and warranties, so stating such changes.

                 (b) Mortgagor shall deliver to Mortgagee upon request, tenant estoppel certificates from each commercial tenant at the Mortgaged Property in form and substance reasonably satisfactory to Mortgagee provided that Mortgagor shall not be required to deliver such certificates more frequently than two (2) times in any calendar year.

         14.     CONTROLLING AGREEMENT.   It is expressly stipulated and agreed
to be the intent of Mortgagor and Mortgagee at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Mortgagee to contract for, charge, take, reserve, or receive a greater amount of interest than under state law) and that this Paragraph 14 (and the similar paragraph contained in the Note) shall control every other covenant and agreement in this Mortgage and the other Loan Documents. If the applicable law (state or federal) is ever judicially interpreted so as to render usurious any amount called for under the Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved, or received with respect to the Debt, or if Mortgagee's exercise of the option to accelerate the maturity of the Note, or if any prepayment by Mortgagor results in Mortgagor having paid any interest in excess of that permitted by applicable law, then it is Mortgagor's and Mortgagee's express intent that all excess amounts theretofore collected by Mortgagee shall be credited on the principal balance of the Note and all other Debt (or, if the Note and all other Debt have been or would thereby be paid in full, refunded to Mortgagor), and the provisions of the Note and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid or agreed to be paid to Mortgagee for the use, forbearance, or detention of the Debt shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Debt until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate from time to time in effect and applicable to the Debt for so long as the Debt is outstanding. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Mortgagee to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

         15.     CHANGES IN LAWS REGARDING TAXATION.   If any law is enacted or
adopted or amended after the date of this Mortgage which deducts the Debt from the value of the Mortgaged Property for the purpose of taxation or which imposes a tax, either directly or indirectly, on the Debt or Mortgagee's interest in the Mortgaged Property, Mortgagor will pay such tax, with interest and penalties thereon, if any. In the event Mortgagee is advised by counsel chosen by it that the payment of such tax or interest and penalties by Mortgagor would be unlawful or taxable to Mortgagee or unenforceable or provide the basis for a defense of usury, then in any such event, Mortgagee shall have the option, by written notice of not less than ninety (90) days, to declare the Debt immediately due and payable.

         16.     NO CREDITS ON ACCOUNT OF THE DEBT.   Mortgagor will not claim
or demand or be entitled to any credit or credits on account of the Debt for any part of the Taxes or Other Charges assessed against the Mortgaged Property, or any part thereof, and no deduction shall otherwise be made or claimed from the assessed value of the Mortgaged Property, or any part thereof, for real estate tax purposes by reason of this Mortgage or the Debt. In the event such claim, credit or deduction shall be required by law, Mortgagee shall have the option, by written notice of not less than ninety (90) days, to declare the Debt immediately due and payable.

         17.     DOCUMENTARY STAMPS.   If at any time the United States of
America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Note or this Mortgage, or impose any other tax or charge on the same, Mortgagor will pay for the same, with interest and penalties thereon, if any.

         18.     BOOKS AND RECORDS.

                 (a) The financial statements heretofore furnished to Mortgagee are, as of the dates specified therein, complete and correct and fairly present the financial condition of the Mortgagor and any other persons or entities that are the subject of such financial statements, and are prepared in accordance with generally accepted accounting principles. Mortgagor does not have any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Mortgagor and reasonably likely to have a materially adverse effect on the Mortgaged Property or the operation thereof as a hotel, except as referred to or reflected in said financial statements.
Since the date of such financial statements, there has been no materially adverse change in the financial condition, operation or business of Mortgagor from that set forth in said financial statements.

                 (b) Mortgagor will maintain full and accurate books of accounts and other records reflecting the results of the operations of the Mortgaged Property and will furnish, or cause to be furnished, to Mortgagee on or before forty-five (45) days after the end of each calendar quarter the following items, each certified as true and correct: (i) a written statement (rent roll) dated as of the last day of each such calendar quarter identifying each of the Leases by the term, space occupied, rental required to be paid, security deposit paid, any rental concessions, and identifying any defaults or payment delinquencies thereunder, a report of occupancy for the subject quarter including an average daily rate, and any and all franchise inspection reports received by Mortgagor during the subject quarter; (ii) monthly and year to date operating statements prepared for each calendar month during each such calendar quarter, noting Net Operating Income, Gross Income from Operations, and Hotel Operating Expenses (all as hereinafter defined), and including an itemization of actual (not pro forma) capital expenditures and other information necessary and sufficient under generally accepted accounting practices to fairly represent the financial position and results of operation of the Mortgaged Property during such calendar month, all in form satisfactory to Mortgagee;
(iii) a property balance sheet for each such calendar quarter; (iv) a comparison of the budgeted total income and total expenses and the actual total income and total expenses for each calendar quarter and year to date together with a detailed explanation of any variances of five percent (5%) or more between budgeted and actual amounts for such quarterly periods and year to date; (v) a calculation reflecting the Debt Service Coverage Ratio (hereinafter defined) as of the last day of each such calendar quarter; and (vi) monthly occupancy statements including average daily rate. Until the occurrence of a Secondary Market Transaction, Mortgagor shall furnish monthly each of the items listed in the immediately preceding sentence within twenty (20) days after the end of such month. All monthly operating statements shall be prepared based upon the Uniform System of Accounts for Hotels, current edition. Within one hundred twenty (120) days following the end of each calendar year, Mortgagor shall furnish statements of its financial affairs and condition including a balance sheet and a statement of profit and loss for the Mortgagor in such detail as Mortgagee may request, and setting forth the financial condition and the income and expenses for the Mortgaged Property for the immediately preceding calendar year, which statements shall be prepared by Mortgagor. Mortgagor's annual financial statements shall be accompanied by a certificate executed by the chief financial officer of Mortgagor or the general partner of Mortgagor, as applicable, stating that each such annual financial statement presents fairly the financial condition of the Mortgaged Property being reported upon. Each such annual financial statement shall be prepared in accordance with generally accepted accounting principles consistently applied. At any time and from time to time Mortgagor shall deliver to Mortgagee or its agents such other financial data as Mortgagee or its agents shall reasonably request with respect to the ownership, maintenance, use and operation of the Mortgaged Property

                 (c) As used herein the term "NET OPERATING INCOME" means the amount obtained by subtracting Hotel Operating Expenses from Gross Income from Operations. "GROSS INCOME FROM OPERATIONS" shall mean all income, computed on an accrual basis in accordance with generally accepted accounting practices and principles, derived for each full or partial month during the Term from the ownership and operation of the Mortgaged Property from whatever source, including, but not limited to, all guest room revenues, all food, beverage, and merchandise sales receipts, all interest income, if any, rent, utility charges, escalations, forfeited security deposits, service fees or charges, license fees, parking fees, rent concessions or credits, and any business interruption insurance proceeds but excluding sales, use and occupancy or other taxes on receipts required to be accounted for by Mortgagor to any government or governmental agency, refunds and uncollectible accounts, sales of furniture, fixtures and equipment, proceeds of casualty insurance and condemnation awards, and interest on credit accounts. Gross income shall not be diminished as a result of the Mortgage or the creation of any intervening estate or interest in the Mortgaged Property or any part thereof. "HOTEL OPERATING EXPENSES" shall mean the total of all expenditures of whatever kind relating to the operation, maintenance and management of the Mortgaged Property that are incurred on a regular monthly or other periodic basis, including without limitation, utilities, ordinary repairs and maintenance, insurance, license fees, taxes and assessments, advertising expenses, management fees, franchise fees, contributions to the Replacement Escrow Fund, payroll and related taxes, computer processing charges, operational equipment or other lease payments as approved by Mortgagee, and other similar costs, but excluding depreciation, debt service, and capital expenditures, all calculated on a monthly basis in accordance with generally accepted accounting practices and principles consistently applied.

                 (d) For the purposes of this Mortgage the term "DEBT SERVICE COVERAGE RATIO" shall mean a ratio for the applicable period in which:
(A) the numerator is the Net Operating Income (excluding interest on credit accounts) for such period as set forth in the statements required hereunder; and (B) the denominator is the greater of (i) the aggregate amount of principal due and payable on the Note multiplied by a debt service constant of 10.48% and
(ii) the Monthly Payment Amount (as defined in the Note) multiplied by twelve.

         19.     PERFORMANCE OF OTHER AGREEMENTS.   Mortgagor shall observe and
perform each and every term to be observed or performed by Mortgagor pursuant to the terms of any agreement or recorded instrument affecting or pertaining to the Mortgaged Property.

         20.     FURTHER ACTS, ETC.

                 (a) Mortgagor will, at the cost of Mortgagor, and without expense to Mortgagee, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, Uniform Commercial Code financing statements or continuation statements, transfers and assurances as Mortgagee shall, from time to time, require, for the better assuring, conveying, assigning, transferring, and confirming unto Mortgagee the property and rights hereby deeded, mortgaged, given, granted, bargained, sold, alienated, enfeoffed, conveyed, confirmed, pledged, assigned and hypothecated or intended now or hereafter so to be, or which Mortgagor may be or may hereafter become bound to convey or assign to Mortgagee, or for carrying out the intention or facilitating the performance of the terms of this Mortgage or for filing, registering or recording this Mortgage or for facilitating the sale of the Loan and the Loan Documents as described in

Paragraph 20(b) below. Mortgagor, on demand, will execute and deliver, and if Mortgagor fails to execute and deliver within five (5) days of receipt of such demand, hereby authorizes Mortgagee to execute in the name of Mortgagor or without the signature of Mortgagor to the extent Mortgagee may lawfully do so, one or more financing statements, chattel mortgages or other instruments, to evidence more effectively the security interest of Mortgagee in the Mortgaged Property. Upon foreclosure, the appointment of a receiver or any other relevant action, Mortgagor will, at the cost of Mortgagor and without expense to Mortgagee, cooperate fully and completely to effect the assignment or transfer of any license, permit, agreement or any other right necessary or useful to the operation of or the Mortgaged Property. Mortgagor grants to Mortgagee an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Mortgagee at law and in equity, including, without limitation, such rights and remedies available to Mortgagee pursuant to this paragraph.

                 (b) Mortgagor acknowledges that Mortgagee and its successors and assigns may (i) sell this Mortgage, the Note and other Loan Documents to one or more investors as a whole loan, (ii) participate the Loan secured by this Mortgage to one or more investors, (iii) deposit this Mortgage, the Note and other Loan Documents with a trust, which trust may sell certificates to investors evidencing an ownership interest in the trust assets, or (iv) otherwise sell the Loan or interest therein to investors (the transactions referred to in clauses (i) through (iv) are hereinafter each referred to as "SECONDARY MARKET TRANSACTION"). Mortgagor shall cooperate with Mortgagee in effecting any such Secondary Market Transaction and shall cooperate to implement all requirements imposed by any Rating Agency involved in any Secondary Market Transaction. Mortgagor, however, shall not be required to modify any documents evidencing or securing the Loan which would modify (A) the interest rate payable under the Note, (B) the stated maturity of the Note,
(C) the amortization of principal of the Note, (D) the non-recourse provisions of the Loan or (E) any other material economic term of the Loan. Mortgagor shall provide such information, legal opinions and documents relating to Mortgagor, Guarantor, if any, the Mortgaged Property and any tenants of the Improvements as Mortgagee may reasonably request in connection with such Secondary Market Transaction; provided, however, that such requests will not materially increase the obligations of Mortgagor under the Loan Documents. In addition, Mortgagor shall make available to Mortgagee all information concerning its business and operations that Mortgagee may reasonably request. Mortgagee shall be permitted to share all such information with the investment banking firms, Rating Agencies, accounting firms, law firms and other third-party advisory firms involved with the Loan and the Loan Documents or the applicable Secondary Market Transaction. It is understood that the information provided by Mortgagor to Mortgagee may ultimately be incorporated into the offering documents for the Secondary Market Transaction and thus various investors may also see some or all of the information. Mortgagee and all of the aforesaid third-party advisors and professional firms shall be entitled to rely on the information supplied by, or on behalf of, Mortgagor and Mortgagor indemnifies Mortgagee as to any losses, claims, damages or liabilities that arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such information or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated in such information or necessary in order to make the statements in such information, or in light of the circumstances under which they were made, not misleading. Mortgagee may publicize the existence of the Loan in connection with its marketing for a Secondary Market Transaction or otherwise as part of its business development.

         21.     RECORDING OF MORTGAGE, ETC.   Mortgagor forthwith upon the
execution and delivery of this Mortgage and thereafter, from time to time, will cause this Mortgage, and any security instrument creating a lien or security interest or evidencing the lien hereof upon the Mortgaged Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect the lien or security interest hereof upon, and the interest of Mortgagee in, the Mortgaged Property. Mortgagor will pay all filing, registration or recording fees, and all expenses incident to the preparation, execution and acknowledgment of this Mortgage, any mortgage supplemental hereto, any security instrument with respect to the Mortgaged Property and any instrument of further assurance, and all federal, state, county and municipal, taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Mortgage, any mortgage supplemental hereto, any security instrument with respect to the Mortgaged Property or any instrument of further assurance, except where prohibited by law so to do. Mortgagor shall hold harmless and indemnify Mortgagee, its successors and assigns, against any liability incurred by reason of the imposition of any tax on the making and recording of this Mortgage.

         22.     REPORTING REQUIREMENTS.   Mortgagor agrees to give prompt
notice to Mortgagee of the insolvency or bankruptcy filing of Mortgagor or the death, insolvency or bankruptcy filing of any Guarantor.

         23. EVENTS OF DEFAULT . The Debt shall become immediately due and payable at the option of Mortgagee upon the happening of any one or more of the following events of default (each an "EVENT OF DEFAULT"):

                 (a) if any portion of the Debt is not paid on or before the date on which such payment is due;

                 (b) subject to Mortgagor's right to contest as provided herein, if any of the Taxes or Other Charges are not paid when the same are due and payable (unless sums equaling the amount of Taxes and Other Charges then due and payable have been delivered to Mortgagee in accordance with Paragraph 6 hereof);

                 (c) if the Policies are not kept in full force and effect, or if the Policies are not delivered to Mortgagee within 10 days after request;

                 (d) if Mortgagor transfers or encumbers any portion of the Mortgaged Property without Mortgagee's prior written consent;

                 (e) if any representation or warranty of Mortgagor, or of any Guarantor, made herein or in any other Loan Document or in any certificate, report, financial statement or other instrument or document furnished to Mortgagee shall have been false or misleading in any material respect when made;

                 (f) if Mortgagor or any Guarantor shall make an assignment for the benefit of creditors or if Mortgagor shall generally not be paying its debts as they become due;

                 (g) if a receiver, liquidator or trustee of Mortgagor or of any Guarantor shall be appointed or if Mortgagor or any Guarantor shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Mortgagor or any Guarantor or if any proceeding for the dissolution or liquidation of Mortgagor or of any Guarantor shall be instituted; however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Mortgagor or such Guarantor, upon the same not being discharged, stayed or dismissed within sixty (60) days;

                 (h) if Mortgagor shall be in default under any other mortgage or security agreement covering any part of the Mortgaged Property whether it be superior or junior in lien to this Mortgage and the holder accelerates same;

                 (i) subject to Mortgagor's right to contest as provided herein, if the Mortgaged Property becomes subject to any mechanic's, materialman's or other lien and such lien is not removed or recorded within forty-five (45) days of the filing or recording of such lien (except a lien for local real estate taxes and assessments not then due and payable);

                 (j) if Mortgagor fails to cure properly any violations of laws or ordinances affecting or which may be interpreted to affect the Mortgaged Property within thirty (30) days after Mortgagor first receives notice of any such violations;

                 (k) except as permitted in this Mortgage, the material alteration, improvement, demolition or removal of any of the Improvements without the prior consent of Mortgagee;

                 (l) if Mortgagor shall continue to be in default under any term, covenant, or provision of the Note or any of the other Loan Documents, beyond applicable cure periods contained in those documents;

                 (m) if Mortgagor fails to cure a default under any other term, covenant or provision of this Mortgage within thirty (30) days after Mortgagor first receives notice of any such default; provided, however, if such default is reasonably susceptible of cure, but not within such thirty (30) day period, then Mortgagor may be permitted up to an additional sixty (60) days to cure such default provided that Mortgagor diligently and continuously pursues such cure;

                 (n) if without Mortgagee's prior consent, which shall not be unreasonably withheld, (i) the hotel manager for the Mortgaged Property under the Management Agreement (or any successor management agreement) resigns, if not replaced within a reasonable time by a successor hotel manager reasonably acceptable to Mortgagee, or is removed, or (ii) the ownership, management or control of such hotel manager is transferred to a person or entity other than the general partner or managing partner of the Mortgagor, or
(iii) there is any material change in the Management Agreement (or any successor management agreement);

                 (o) if a default has occurred and continues beyond any applicable cure period under the Management Agreement (or any successor management agreement) if such default permits the hotel manager to terminate or cancel the Management Agreement (or any successor management agreement) unless Mortgagor provides Mortgagee with written notice from the hotel manager that it will not exercise its right to terminate or cancel the Management Agreement;

                 (p) if without Mortgagee's prior consent, there is any material change in the Franchise Agreement (or any successor franchise agreement);

                 (q) if a default has occurred and continues beyond any applicable cure period under the Franchise Agreement (or any successor franchise agreement) if such default permits the franchisor to terminate or cancel the Franchise Agreement (or any successor franchise agreement) unless Mortgagor provides Mortgagee with written notice from the franchisor that it will not exercise its right to terminate or cancel the Franchise Agreement; or

                 (r) if Mortgagor ceases to do business as a hotel or motel on the Mortgaged Property or terminates such business for any reason whatsoever (other than temporary cessation in connection with any renovations to the Mortgaged Property).

         24.     LATE PAYMENT CHARGE.   If any portion of the Debt is not paid
on or before the date on which such payment is due, Mortgagor shall pay to Mortgagee upon demand an amount equal to the lesser of five percent (5%) of such unpaid portion of the Debt or the maximum amount permitted by applicable law in order to defray a portion of the expenses incurred by Mortgagee in handling and processing such delinquent payment and to compensate Mortgagee for the loss of the use of such delinquent payment, and such amount shall be secured by this Mortgage.

         25.     RIGHT TO CURE DEFAULTS.   Upon the occurrence of any Event of
Default or if Mortgagor fails to make any payment or to do any act as herein provided, Mortgagee may, but without any obligation to do so and without notice to or demand on Mortgagor and without releasing Mortgagor from any obligation hereunder, make or do the same in such manner and to such extent as Mortgagee may deem necessary to protect the security hereof. Mortgagee is authorized to enter upon the Mortgaged Property for such purposes or appear in, defend, or bring any action or proceeding to protect its interest in the Mortgaged Property or to foreclose this Mortgage or collect the Debt, and the cost and expense thereof (including reasonable attorneys' fees and disbursements to the extent permitted by law), with interest at the Default

Rate (as defined in the Note) for the period after notice from Mortgagee that such cost or expense was incurred to the date of payment to Mortgagee, shall constitute a portion of the Debt, shall be secured by this Mortgage and the other Loan Documents and shall be due and payable to Mortgagee upon demand.

         26.     ADDITIONAL REMEDIES.

                 (a) Upon the occurrence of any Event of Default, Mortgagee may take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Mortgagor and in and to the Mortgaged Property by Mortgagee itself or otherwise, including, without limitation, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Mortgagee may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of
Mortgagee:

                          (i) declare the entire Debt to be immediately due and payable;

                          (ii) institute a proceeding or proceedings, judicial or nonjudicial, by advertisement or otherwise, for the complete foreclosure of this Mortgage in which case the Mortgaged Property or any interest therein may be sold for cash or upon credit in one or more parcels or in several interests or portions and in any order or manner;

                          (iii)   with or without entry, to the extent
                                  permitted and pursuant to the procedures provided by applicable law, institute proceedings for the partial foreclosure of this Mortgage for the portion of the Debt then due and payable, subject to the continuing lien of this Mortgage for the balance of the Debt not then due;

                          (iv) sell for cash or upon credit the Mortgaged Property or any part thereof and all estate, claim, demand, right, title and interest of Mortgagor therein and rights of redemption thereof, pursuant to the power of sale contained herein or otherwise, at one or more sales, as an entirety or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law;

                          (v) institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein, or in any of the other Loan Documents;

                          (vi) recover judgment on the Note either before, during or after any proceedings for the enforcement of this Mortgage;





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
                          (vii) apply for the appointment of a trustee, receiver, liquidator or conservator of the Mortgaged Property, without notice and without regard for the adequacy of the security for the Debt and without regard for the solvency of the Mortgagor, any Guarantor or of any person, firm or other entity liable for the payment of the Debt;

                          (viii) enforce Mortgagee's interest in the Leases and Rents and enter into or upon the Mortgaged Property, either personally or by its agents, nominees or attorneys and dispossess Mortgagor and its agents and servants therefrom, and thereupon Mortgagee may (A) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Mortgaged Property and conduct the business thereat; (B) complete any construction on the Mortgaged Property in such manner and form as Mortgagee deems advisable; (C) make alterations, additions, renewals, replacements and improvements to or on the Mortgaged Property; (D) exercise all rights and powers of Mortgagor with respect to the Mortgaged Property, whether in the name of Mortgagor or otherwise, including, without limitation, the right to make, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive all Rents; and (E) apply the receipts from the Mortgaged Property to the payment of Debt, after deducting therefrom all expenses (including reasonable attorneys' fees and disbursements) incurred in connection with the aforesaid operations and all amounts necessary to pay the taxes, assessments insurance and other charges in connection with the Mortgaged Property, as well as just and reasonable compensation for the services of Mortgagee, its counsel, agents and employees;

                          (ix) require Mortgagor to pay monthly in advance to Mortgagee, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of any portion of the Mortgaged Property occupied by Mortgagor and require Mortgagor to vacate and surrender possession to Mortgagee of the Mortgaged Property or to such receiver and, in default thereof, evict Mortgagor by summary proceedings or otherwise; or

                          (x) pursue such other rights and remedies as may be available at law or in equity or under the Uniform Commercial Code including without limitation the right to receive and/or establish a lock box for all Rents proceeds from the Intangibles and any other receivables or rights to payments of Mortgagor relating to the Mortgaged Property.

In the event of a sale, by foreclosure or otherwise, of less than all of the Mortgaged Property, this Mortgage shall continue as a lien on the remaining portion of the Mortgaged Property.

                 (b) The proceeds of any sale made under or by virtue of this paragraph, together with any other sums which then may be held by Mortgagee under this Mortgage, whether under the provisions of this paragraph or otherwise, shall be applied by Mortgagee to the payment of the Debt in such priority and proportion as Mortgagee in its sole discretion shall deem proper.

                 (c) Mortgagee may adjourn from time to time any sale by it to be made under or by virtue of this Mortgage by announcement at the time and place appointed for such sale or for such adjourned sale or sales; and, except as otherwise provided by any applicable provision of law, Mortgagee, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

                 (d) Upon the completion of any sale or sales pursuant hereto, Mortgagee, or an officer of any court empowered to do so, shall execute and deliver to the accepted purchaser or purchasers a good and sufficient instrument, or good and sufficient instruments, conveying, assigning and transferring all estate, right, title and interest in and to the property and rights sold. Mortgagee is hereby irrevocably appointed the true and lawful attorney of Mortgagor, in its name and stead, to make all necessary conveyances, assignments, transfers and deliveries of the Mortgaged Property and rights so sold and for that purpose Mortgagee may execute all necessary instruments of conveyance, assignment and transfer, and may substitute one or more persons with like power, Mortgagor hereby ratifying and confirming all that its said attorney or such substitute or substitutes shall lawfully do by virtue hereof. Any sale or sales made under or by virtue of this paragraph, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, shall operate to divest all the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Mortgagor in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against Mortgagor and against any and all persons claiming or who may claim the same, or any part thereof from, through or under Mortgagor.

                 (e) Upon any sale made under or by virtue of this paragraph, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Mortgagee may bid for and acquire the Mortgaged Property or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the Debt the net sales price after deducting therefrom the expenses of the sale and costs of the action and any other sums which Mortgagee is authorized to deduct under this Mortgage.

                 (f) No recovery of any judgment by Mortgagee and no levy of an execution under any judgment upon the Mortgaged Property or upon any other property of Mortgagor shall affect in any manner or to any extent the lien of this Mortgage upon the Mortgaged Property or any part thereof, or any liens, rights, powers or remedies of Mortgagee hereunder, but such liens, rights, powers and remedies of Mortgagee shall continue unimpaired as before.

                 (g) Mortgagee may terminate or rescind any proceeding or other action brought in connection with its exercise of the remedies provided in this paragraph at any time before the conclusion thereof, as determined in Mortgagee's sole discretion and without prejudice to Mortgagee.

                 (h) Mortgagee may resort to any remedies and the security given by the Note, this Mortgage or the Loan Documents in whole or in part, and in such portions and in such order as determined by Mortgagee's sole discretion. No such action shall in any way be considered a waiver of any rights, benefits or remedies evidenced or provided by the Note, this Mortgage or any of the other Loan Documents. The failure of Mortgagee to exercise any right, remedy or option provided in the Note, this Mortgage or any of the other Loan Documents shall not be deemed a waiver of such right, remedy or option or of any covenant or obligation secured by the Note, this Mortgage or the other Loan Documents. No acceptance by Mortgagee of any payment after the occurrence of any Event of Default and no payment by Mortgagee of any obligation for which Mortgagor is liable hereunder shall be deemed to waive or cure any Event of Default with respect to Mortgagor, or Mortgagor's liability to pay such obligation. No sale of all or any portion of the Mortgaged Property, no forbearance on the part of Mortgagee, and no extension of time for the payment of the whole or any portion of the Debt or any other indulgence given by Mortgagee to Mortgagor, shall operate to release or in any manner affect the interest of Mortgagee in the remaining Mortgaged Property or the liability of Mortgagor to pay the Debt. No waiver by Mortgagee shall be effective unless it is in writing and then only to the extent specifically stated. All costs and expenses of Mortgagee in exercising the rights and remedies under this Paragraph 26 (including reasonable attorneys' fees and disbursements to the extent permitted by law), shall be paid by Mortgagor immediately upon notice from Mortgagee, with interest at the Default Rate for the period after notice from Mortgagee and such costs and expenses shall constitute a portion of the Debt and shall be secured by this Mortgage.

                 (i) The interests and rights of Mortgagee under the Note, this Mortgage or in any of the other Loan Documents shall not be impaired by any indulgence, including (i) any renewal, extension or modification which Mortgagee may grant with respect to any of the Debt, (ii) any surrender, compromise, release, renewal, extension, exchange or substitution which Mortgagee may grant with respect to the Mortgaged Property or any portion thereof; or (iii) any release or indulgence granted to any maker, endorser, Guarantor or surety of any of the Debt.

         27.     RIGHT OF ENTRY.   In addition to any other rights or remedies
granted under this Mortgage, Mortgagee, and its agents, during the Term, shall have the right to enter and inspect the Mortgaged Property with reasonable notice during normal business hours. The cost of such inspections or audits shall be borne by Mortgagor should Mortgagee determine that an Event of Default exists, including the cost of all follow up or additional investigations or inquiries deemed reasonably necessary by Mortgagee. The cost of such inspections, if not paid for by Mortgagor following demand, may be added to the principal balance of the sums due under the Note and this Mortgage and shall bear interest thereafter until paid at the Default Rate.

         28.     SECURITY AGREEMENT.

                 (a) This Mortgage is both a real property mortgage and a "security agreement" within the meaning of the Uniform Commercial Code. The Mortgaged Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Mortgagor in the Mortgaged Property. Mortgagor by executing and delivering this Mortgage has granted and hereby grants to Mortgagee, as security for the Debt, a security interest in the Mortgaged Property to the full extent that the Mortgaged Property may be subject to the Uniform Commercial Code (said portion of the Mortgaged Property so subject to the Uniform Commercial Code being called in this paragraph the "COLLATERAL"). Mortgagor hereby agrees with Mortgagee to execute and deliver to Mortgagee, in form and substance satisfactory to Mortgagee, such financing statements and such further assurances as Mortgagee may from time to time, reasonably consider necessary to create, perfect, and preserve Mortgagee's security interest herein granted. This Mortgage shall also constitute a "fixture filing" for the purposes of the Uniform Commercial Code. As such, this Mortgage covers all items of the Collateral that are or are to become fixtures. Information concerning the security interest herein granted may be obtained from the parties at the addresses of the parties set forth in the first paragraph of this Mortgage.

                 (b) If an Event of Default shall occur, Mortgagee, in addition to any other rights and remedies which it may have, shall have and may exercise immediately and without demand, any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing, the right to take possession of the Collateral or any part thereof, and to take such other measures as Mortgagee may deem necessary for the care, protection and preservation of the Collateral. Upon request or demand of Mortgagee, Mortgagor shall at its expense assemble the Collateral and make it available to Mortgagee at a convenient place acceptable to Mortgagee. Mortgagor shall pay to Mortgagee on demand any and all expenses, including attorneys' fees and disbursements, incurred or paid by Mortgagee in protecting the interest in the Collateral and in enforcing the rights hereunder with respect to the Collateral. Any notice of sale, disposition or other intended action by Mortgagee with respect to the Collateral sent to Mortgagor in accordance with the provisions hereof at least five (5) days prior to such action, shall constitute commercially reasonable notice to Mortgagor. The proceeds of any disposition of the Collateral, or any part thereof, may be applied by Mortgagee to the payment of the Debt in such priority and proportions as Mortgagee in its sole discretion shall deem proper. In the event of any change in name, identity or structure of any Mortgagor, such Mortgagor shall notify Mortgagee thereof and promptly after request shall execute, file and record such Uniform Commercial Code forms as are necessary to maintain the priority of Mortgagee's lien upon and security interest in the Collateral, and shall pay all expenses and fees in connection with the filing and recording thereof. If Mortgagee shall require the filing or recording of additional Uniform Commercial Code forms or continuation statements, Mortgagor shall, promptly after request, execute, file and record such Uniform Commercial Code forms or continuation statements as Mortgagee shall deem necessary, and shall pay all expenses and fees in connection with the filing and recording thereof, it being understood and agreed, however, that no such additional documents shall increase Mortgagor's obligations under the Note, this Mortgage and any of the other Loan Documents. Mortgagor hereby irrevocably appoints Mortgagee as its attorney-in-fact, coupled with an interest, to file with the appropriate public office on its behalf any financing or other statements signed only by Mortgagee, as secured party, in connection with the Collateral covered by this Mortgage.

         29.     ACTIONS AND PROCEEDINGS.   Mortgagee has the right to appear
in and defend any action or proceeding brought with respect to the Mortgaged Property and to bring any action or proceeding, in the name and on behalf of Mortgagor, which Mortgagee, in its sole discretion, decides should be brought to protect their interest in the Mortgaged Property. Mortgagee shall, at its option, be subrogated to the lien of any mortgage or other security instrument discharged in whole or in part by the Debt, and any such subrogation rights shall constitute additional security for the payment of the Debt.

         30.     WAIVER OF SETOFF AND COUNTERCLAIM.   All amounts due under
this Mortgage, the Note and the other Loan Documents shall be payable without setoff, counterclaim or any deduction whatsoever. Mortgagor hereby waives the right to assert a setoff, counterclaim (other than a mandatory or compulsory counterclaim) or deduction in any action or proceeding in which Mortgagee is a participant, or arising out of or in any way connected with this Mortgage, the Note, any of the other Loan Documents, or the Debt.

         31.     CONTEST OF CERTAIN CLAIMS.   Notwithstanding the provisions of
Paragraphs 5 and 23 hereof, Mortgagor shall not be in default for failure to pay or discharge Taxes, Other Charges or mechanic's or materialman's lien asserted against the Mortgaged Property if, and so long as, (a) Mortgagor shall have notified Mortgagee of same within five (5) days of obtaining knowledge thereof; (b) Mortgagor shall diligently and in good faith contest the same by appropriate legal proceedings which shall operate to prevent the enforcement or collection of the same and the sale of the Mortgaged Property, or any part thereof, to satisfy the same; (c) Mortgagor shall have furnished to Mortgagee a cash deposit, or an indemnity bond satisfactory to Mortgagee with a surety reasonably satisfactory to Mortgagee, in the amount of the Taxes, Other Charges or mechanic's or materialman's lien claim, plus a reasonable additional sum to pay all costs, interest and penalties that may be imposed or incurred in connection therewith, to assure payment of the matters under contest and to prevent any sale or forfeiture of the Mortgaged Property or any part thereof;
(d) Mortgagor shall promptly upon final determination thereof pay the amount of any such Taxes, Other Charges or claim so determined, together with all costs, interest and penalties which may be payable in connection therewith; (e) the failure to pay the Taxes, Other Charges or mechanic's or materialman's lien claim does not constitute a default under any other deed of trust, mortgage or security interest covering or affecting any part of the Mortgaged Property; and
(f) notwithstanding the foregoing, Mortgagor shall immediately upon request of Mortgagee pay (and if Mortgagor shall fail so to do, Mortgagee may, but shall not be required to, pay or cause to be discharged or bonded against) any such Taxes, Other Charges or claim notwithstanding such contest, if in the reasonable opinion of Mortgagee, the Mortgaged Property or any part thereof or interest therein may be in danger of being sold, forfeited, foreclosed, terminated, cancelled or lost. Mortgagee may pay over any such cash deposit or part thereof to the claimant entitled thereto at any time when, in the judgment of Mortgagee, the entitlement of such claimant is established.

         32.     RECOVERY OF SUMS REQUIRED TO BE PAID.   Mortgagee shall have
the right from time to time to take action to recover any sum or sums which constitute a part of the Debt as the same become due, without regard to whether or not the balance of the Debt shall be due, and without prejudice to the right of Mortgagee thereafter to bring an action of foreclosure, or any other action, for a default or defaults by Mortgagor existing at the time such earlier action was commenced.

         33.     MARSHALLING AND OTHER MATTERS.   Mortgagor hereby waives, to
the extent permitted by law, the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale hereunder of the Mortgaged Property or any part thereof or any interest therein. Further, Mortgagor hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of this Mortgage on behalf of Mortgagor, and on behalf of each and every person acquiring any interest in or title to the Mortgaged Property subsequent to the date of this Mortgage and on behalf of all persons to the extent permitted by applicable law.

         34.     HAZARDOUS SUBSTANCES.   Mortgagor hereby represents and
warrants to Mortgagee that, to the best of Mortgagor's knowledge, after due inquiry and investigation except as disclosed in the report dated September, 1997, prepared by Lexington Group International, Inc. (the "PHASE I REPORT") and delivered to Mortgagee in connection with the Loan: (a) the Mortgaged Property is not in direct or indirect violation of any local, state, federal or other governmental authority, statute, ordinance, code, order, decree, law, rule or regulation pertaining to or imposing liability or standards of conduct concerning environmental regulation, contamination or clean-up including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), the Resource Conservation and Recovery Act, as amended ("RCRA"), the Emergency Planning and Community Right-to-Know Act of 1986, as amended, the Hazardous Substances Transportation Act, as amended, the Solid Waste Disposal Act, as amended, the Clean Water Act, as amended, the Clean Air Act, as amended, the Toxic Substance Control Act, as amended, the Safe Drinking Water Act, as amended, the Occupational Safety and Health Act, as amended, any state super-lien and environmental clean-up statutes and all rules and regulations adopted in respect to the foregoing laws whether presently in force or coming into being and/or effectiveness hereafter (collectively, "ENVIRONMENTAL LAWS"); (b) the Mortgaged Property is not subject to any private or governmental lien or judicial or administrative notice or action or inquiry, investigation or claim relating to hazardous and/or toxic, dangerous and/or regulated, substances, wastes, materials, raw materials which include hazardous constituents, pollutants or contaminants including without limitation, petroleum, tremolite, anthlophylie, actinolite or polychlorinated biphenyls and any other substances or materials which are included under or regulated by Environmental Laws or which are considered by scientific opinion to be otherwise dangerous in terms of the health, safety and welfare of humans (collectively, "HAZARDOUS SUBSTANCES");
(c) no Hazardous Substances are or have been (including the period prior to Mortgagor's acquisition of the Mortgaged Property) discharged, generated, treated, disposed of or stored on, incorporated in, or removed or transported from the Mortgaged Property other than in compliance with all Environmental Laws; (d) no Hazardous Substances are present in, on or under any nearby real property which could migrate to or otherwise affect the Mortgaged Property; and
(e) no underground storage tanks exist on any of the Mortgaged Property. So long as Mortgagor owns or is in possession of the Mortgaged Property, Mortgagor
(i) shall keep or cause the Mortgaged Property to be kept free from Hazardous Substances and in compliance with all Environmental Laws, (ii) shall promptly notify Mortgagee if Mortgagor shall become aware of any Hazardous Substances on or near the Mortgaged Property and/or if Mortgagor shall become aware that the Mortgaged Property is in direct or indirect violation of any Environmental Laws and/or if Mortgagor shall become aware of any condition on or near the Mortgaged Property which shall pose a threat to the health, safety or welfare of humans, and (iii) Mortgagor shall remove such Hazardous Substances and/or cure such violations and/or remove such threats, as applicable, as required by law (or as shall be required by Mortgagee in the case of removal which is not required by law, but in response to the opinion of a licensed hydrogeologist, licensed environmental engineer or other qualified consultant engaged by Mortgagee ("MORTGAGEE'S CONSULTANT")), promptly after Mortgagor becomes aware of same, at Mortgagor's sole expense. Notwithstanding anything to the contrary in this paragraph, the Mortgagor may use and store immaterial amounts of Hazardous Substances at the Mortgaged Property if such use or storage is in connection with the ordinary cleaning and maintenance of the Mortgaged Property so long as such use and storage (A) does not violate any applicable Environmental Laws and (B) is not the subject of any specific recommendations in the Phase I Report. Nothing herein shall prevent Mortgagor from recovering such expenses from any other party that may be liable for such removal or cure. The obligations and liabilities of Mortgagor under this Paragraph 34 shall survive any termination, satisfaction, or assignment of this Mortgage and the exercise by Mortgagee of any of its rights or remedies hereunder, including, without limitation, the acquisition of the Mortgaged Property by foreclosure or a conveyance in lieu of foreclosure.

         35.     ASBESTOS.   Mortgagor represents and warrants that, to the
best of Mortgagor's knowledge, after due inquiry and investigation, no asbestos or any substance or material containing asbestos ("ASBESTOS") is located on the Mortgaged Property except as may have been disclosed in the Phase I Report delivered to Mortgagee in connection with the Loan. Mortgagor shall not install in the Mortgaged Property, nor permit to be installed in the Mortgaged Property, Asbestos and shall remove any Asbestos promptly upon discovery to the satisfaction of Mortgagee, at Mortgagor's sole expense. Mortgagor shall in all instances comply with, and ensure compliance by all occupants of the Mortgaged Property with, all applicable federal, state and local laws, ordinances, rules and regulations with respect to Asbestos, and shall keep the Mortgaged Property free and clear of any liens imposed pursuant to such laws, ordinances, rules or regulations. In the event that Mortgagor receives any notice or advice from any governmental agency or any source whatsoever with respect to Asbestos on, affecting or installed on the Mortgaged Property, Mortgagor shall immediately notify

Mortgagee. The obligations and liabilities of Mortgagor under this Paragraph 35 shall survive any termination, satisfaction, or assignment of this Mortgage and the exercise by Mortgagee of any of its rights or remedies hereunder, including but not limited to, the acquisition of the Mortgaged Property by foreclosure or a conveyance in lieu of foreclosure.

         36.     ENVIRONMENTAL MONITORING.   Mortgagor shall give prompt
written notices to Mortgagee of: (a) any proceeding or inquiry by any party with respect to the presence of any Hazardous Substance or Asbestos on, under, from or about the Mortgaged Property, (b) all claims made or threatened by any third party against Mortgagor or the Mortgaged Property relating to any loss or injury resulting from any Hazardous Substance or Asbestos, and (c) Mortgagor's discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Mortgaged Property that could cause the Mortgaged Property to be subject to any investigation or cleanup pursuant to any Environmental Law. Mortgagor shall permit Mortgagee to join and participate in, as a party if it so elects, any legal proceedings or actions initiated with respect to the Mortgaged Property in connection with any Environmental Law or Hazardous Substance, and Mortgagor shall pay all attorneys' fees and disbursements incurred by Mortgagee in connection therewith. Upon Mortgagee's request, at any time and from time to time while this Mortgage is in effect but not more frequently than once per calendar year, unless Mortgagee has determined (in the exercise of its good faith judgment) that reasonable cause exists for the performance of an environmental inspection or audit of the Mortgaged Property, Mortgagor shall provide at Mortgagor's sole expense, (i) an inspection or audit of the Mortgaged Property prepared by a licensed hydrogeologist or licensed environmental engineer approved by Mortgagee indicating the presence or absence of Hazardous Substances on, in or near the Mortgaged Property, and (ii) an inspection or audit of the Mortgaged Property prepared by a duly qualified engineering or consulting firm approved by Mortgagee, indicating the presence or absence of Asbestos on the Mortgaged Property; provided, however, any such inspection or audit requested by Mortgagee, during the Term, in excess of one
(1) inspection during each five (5) year period commencing upon the date hereof, shall be performed at Mortgagee's expense unless an Event of Default exists or Mortgagee has determined (in the exercise of its good faith and judgment) that reasonable cause exists for the performance of an environmental inspection or audit. If Mortgagor fails to provide such inspection or audit within thirty (30) days after such request Mortgagee may order same, and Mortgagor hereby grants to Mortgagee and its employees and agents access to the Mortgaged Property and a license to undertake such inspection or audit. The cost of such inspection or audit may be added to the Debt and shall bear interest thereafter until paid at the Default Rate. In the event that any environmental site assessment report prepared in connection with such inspection or audit recommends that an operations and maintenance plan be implemented for Asbestos or any Hazardous Substance, Mortgagor shall cause such operations and maintenance plan to be prepared and implemented at Mortgagor's expense upon request of Mortgagee. In the event that any investigation, site monitoring, containment cleanup, removal, restoration, or other work of any kind is reasonably necessary or desirable under an applicable Environmental Law (the "REMEDIAL WORK"), Mortgagor shall commence and thereafter diligently prosecute to completion all such Remedial Work within thirty (30) days after written demand by Mortgagee for performance thereof (or any such shorter period of time as may be required under applicable law.) All Remedial Work shall be performed by contractors approved in advance by Mortgagee, and under the supervision of a consulting engineer approved by Mortgagee. All costs and expenses of such Remedial Work shall be paid by Mortgagor including, without limitation, Mortgagee's reasonable attorneys' fees and disbursements incurred in connection with monitoring or review of such Remedial Work. In the event Mortgagor shall fail to timely commence, or cause to be commenced, or fail to diligently prosecute to completion, such Remedial Work, Mortgagee may, but shall not be required to, cause such Remedial Work to be performed, and all costs and expenses thereof, or incurred in connection therewith, may be added to the Debt and shall bear interest thereafter until paid at the Default Rate.

         37.     HANDICAPPED ACCESS.

                 (a) Mortgagor agrees that the Mortgaged Property shall at all times strictly comply to the extent applicable with the requirements of the Americans with Disabilities Act of 1990, the Fair Housing Amendments Act of 1988 (if applicable), all state and local laws and ordinances related to handicapped access and all rules, regulations, and orders issued pursuant thereto including, without limitation, the Americans with Disabilities Act Accessibility Guidelines for Buildings and Facilities (collectively "ACCESS LAWS").

                 (b) Notwithstanding any provisions set forth herein or in any other document regarding Mortgagee's approval of alterations of the Mortgaged Property, Mortgagor shall not alter the Mortgaged Property in any manner which would increase Mortgagor's responsibilities for compliance with the applicable Access Laws without the prior written approval of Mortgagee.
The foregoing shall apply to tenant improvements constructed by Mortgagor or by any of its tenants. Mortgagee may condition any such approval upon receipt of a certificate of Access Law compliance from an architect, engineer, or other person acceptable to Mortgagee.

                 (c) Mortgagor agrees to give prompt notice to Mortgagee of the receipt by Mortgagor of any complaints related to violation of any Access Laws and of the commencement of any proceedings or investigations which relate to compliance with applicable Access Laws.

         38.     INDEMNIFICATION.   In addition to any other indemnifications
provided herein or in the other Loan Documents, Mortgagor shall protect, defend, indemnify and save harmless Mortgagee from and against all liabilities, obligations, claims, demands, damages, penalties, causes of action, losses, fines, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements), imposed upon or incurred by or asserted against Mortgagee by reason of (a) ownership of this Mortgage, the Mortgaged Property or any interest therein or receipt of any Rents; (b) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Mortgaged Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (c) any use, nonuse or condition in, on or about the Mortgaged Property or any part thereof or on adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (d) any failure on the part of Mortgagor to perform or comply with any of the terms of this Mortgage; (e) performance of any labor or services or the furnishing of any materials or other property in respect of the Mortgaged Property or any part thereof; (f) the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release, or threatened release of any Hazardous Substance or Asbestos on, from, or affecting the Mortgaged Property; (g) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Substance or Asbestos; (h) any lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Substance or Asbestos; (i) any violation of the Environmental Laws, which are based upon or in any way related to such Hazardous Substance or Asbestos including, without limitation, the costs and expenses of any Remedial Work, attorney and consultant fees and disbursements, investigation and laboratory fees, court costs, and litigation expenses; (j) any failure of the Mortgaged Property to comply with any Access Laws; (k) any representation or warranty made in the Note, this Mortgage or any of the other Loan Documents being false or misleading in any material respect as of the date such representation or warranty was made; (l) any claim by brokers, finders or similar persons claiming to be entitled to a commission in connection with the Loan, any Lease or other transaction involving the Mortgaged Property or any part thereof under any legal requirement or any liability asserted against Mortgagee with respect thereto; and (m) the claims of any lessee of any or any portion of the Mortgaged Property or any person acting through or under any lessee or otherwise arising under or as a consequence of any Lease. Any amounts payable to Mortgagee by reason of the application of this paragraph shall be secured by this Mortgage and shall become immediately due and payable and shall bear interest at the Default Rate from the date loss or damage is sustained by Mortgagee until paid. The obligations and liabilities of Mortgagor under this Paragraph 38 shall survive any termination, satisfaction, or assignment of this Mortgage and the exercise by Mortgagee of any of its rights or remedies hereunder, including, but not limited to, the acquisition of the Mortgaged Property by foreclosure or a conveyance in lieu of foreclosure.

         39.     NOTICES.   Any notice, demand, statement, request or consent
made hereunder shall be in writing, addressed to the address, as set forth below, of the party to whom such notice is to be given, or to such other address as Mortgagor, Mortgagee, as the case may be, shall designate in writing, and shall be deemed to be received by the addressee on (i) the third
(3rd) day following the day such notice is deposited with the United States postal service first class certified mail, return receipt requested, (ii) the day following the day on which such notice is delivered to a nationally recognized overnight courier delivery service, or (iii) the day facsimile transmission is confirmed after transmission of such notice by telecopy to such telecopier number as Mortgagor or Mortgagee, as the case may be, shall have previously designated in writing. Address for notices:

         If to Mortgagee:

                 Credit Suisse First Boston Mortgage Capital LLC
                 11 Madison Avenue, 5th Floor, New York, NY,
                 Attn:  Trevor Bond
                 Telecopier:  212-325-8064        Telephone:  212-325-2780

         With a copy to:

                 Orrick, Herrington & Sutcliffe LLP
                 400 Sansome St.
                 San Francisco, CA  94111
                 Attn:  M.J. Pritchett, Esq.
                 Telecopier:  415-773-4276        Telephone:  415-773-5559

         If to Mortgagor:

                 Brock Suite Tulsa, Inc.
                 3710 Rawlins, Suite 1500
                 Dallas, TX  75219
                 Attn:  Melvin Melle
                 Telecopier:  214-522-9254        Telephone:  214-559-9254

         With a copy to:

                 Hofheimer Gartlir & Gross LLP
                 633 Third Avenue
                 New York, NY  10017
                 Attn:  Donald M. Weisberg, Esq.
                 Telecopier:  212-661-3132        Telephone:  212-818-9000

         40.     AUTHORITY.

                 (a) Mortgagor (and the undersigned representative of Mortgagor, if any) represent and warrant that it (or they, as the case may be) has full power, authority and right to execute, deliver and perform its obligations pursuant to this Mortgage, and to deed, mortgage, give, grant, bargain, sell, alien, enfeoff, convey, confirm, warrant, pledge, hypothecate and assign the Mortgaged Property pursuant to the terms hereof and to keep and observe all of the terms of this Mortgage on Mortgagor's part to be performed.

                 (b) Mortgagor represents and warrants that Mortgagor is not a "foreign person" within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended and the related Treasury Department regulations, including temporary regulations.

         41.     WAIVER OF NOTICE.   Mortgagor shall not be entitled to any
notices of any nature whatsoever from Mortgagee except with respect to matters for which this Mortgage specifically and expressly provides for the giving of notice by Mortgagee to Mortgagor and except with respect to matters for which Mortgagee is required by applicable law to give notice, and Mortgagor hereby expressly waives the right to receive any notice from Mortgagee with respect to any matter for which this Mortgage does not specifically and expressly provide for the giving of notice by Mortgagee to Mortgagor.

         42. REMEDIES OF MORTGAGOR. In the event that a claim or adjudication is made that Mortgagee has acted unreasonably or unreasonably delayed acting in any case where by law or under the Note, this Mortgage or any of the other Loan Documents, it has an obligation to act reasonably or promptly, Mortgagee shall not be liable for any monetary damages, and Mortgagor's remedies shall be limited to injunctive relief or declaratory judgment.

         43.     SOLE DISCRETION OF MORTGAGEE.   Wherever pursuant to this
Mortgage, Mortgagee exercises any right given to it to consent or not consent or approve or disapprove, or any arrangement or term is to be satisfactory to Mortgagee, the decision of Mortgagee to consent or not consent, to approve or disapprove or to decide that arrangements or terms are satisfactory or not satisfactory shall be in the sole discretion of Mortgagee and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein; or if such exercise is arbitrary and capricious.

         44.     NON-WAIVER.   The failure of Mortgagee to insist upon strict
performance of any term hereof shall not be deemed to be a waiver of any term of this Mortgage. Mortgagor shall not be relieved of Mortgagor's obligations hereunder by reason of (a) the failure of Mortgagee to comply with any request of Mortgagor or Guarantor to take any action to foreclose this Mortgage or otherwise enforce any of the provisions hereof or of the Note, or the other Loan Documents, (b) the release, regardless of consideration, of the whole or any part of the Mortgaged Property, or of any person liable for the Debt or any portion thereof, or (c) any agreement or stipulation by Mortgagee extending the time of payment or otherwise modifying or supplementing the terms of the Note, this Mortgage or any of the other Loan Documents. Mortgagee may resort for the payment of the Debt to any other security held by Mortgagee in such order and manner as Mortgagee, in its sole discretion, may elect. Mortgagee may take action to recover the Debt, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Mortgagee thereafter to foreclosure this Mortgage. The rights and remedies of Mortgagee under this Mortgage shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Mortgagee shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Mortgagee shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.

         45.     NO ORAL CHANGE.   This Mortgage, and any provisions hereof,
may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Mortgagor or Mortgagee, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

         46.     LIABILITY.   If Mortgagor consists of more than one person,
the obligations and liabilities of each such person hereunder shall be joint and several. Subject to the provisions hereof requiring Mortgagee's consent to any transfer of the Mortgaged Property, this Mortgage shall be binding upon and inure to the benefit of Mortgagor and Mortgagee and their respective successors and assigns forever.

         47.     INAPPLICABLE PROVISIONS.   If any term, covenant or condition
of the Note or this Mortgage is held to be invalid, illegal or unenforceable in any respect, the Note and this Mortgage shall be construed without such provision.

         48.     HEADINGS, ETC.   The headings and captions of various
paragraphs of this Mortgage are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

         49.     DUPLICATE ORIGINALS.   This Mortgage may be executed in any
number of duplicate originals and each such duplicate original shall be deemed to be an original.

         50.     DEFINITIONS.   Unless the context clearly indicates a contrary
intent or unless otherwise specifically provided herein, words used in this Mortgage may be used interchangeably in singular or plural form and the word "MORTGAGOR" shall mean "each Mortgagor and any subsequent owner or owners of the Mortgaged Property or any part thereof or any interest therein," the word "MORTGAGEE" shall mean "Mortgagee and any subsequent holder of the Note," the word "NOTE" shall mean "the Note and any other evidence of indebtedness secured by this Mortgage," the word "PERSON" shall include an individual, corporation, partnership, trust, unincorporated association, government, governmental authority, and any other entity, the words "MORTGAGED PROPERTY" shall include any portion of the Mortgaged Property and any interest therein and the words "ATTORNEYS' FEES" shall include any and all attorneys' fees, paralegal and law clerk fees, including, without limitation, fees at the pre-trial, trial and appellate levels incurred or paid by Mortgagee in protecting its interest in the Mortgaged Property and Collateral and enforcing its rights hereunder. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

         51.     HOMESTEAD.   Mortgagor hereby waives and renounces all
homestead and exemption rights provided by the Constitution and the laws of the United States and of any state, in and to the Mortgaged Property as against the collection of the Debt, or any part hereof.

         52.     ASSIGNMENTS.   Mortgagee shall have the right to assign or
transfer its rights under this Mortgage without limitation. Any assignee or transferee shall be entitled to all the benefits afforded Mortgagee under this Mortgage.

         53.     WAIVER OF JURY TRIAL.   MORTGAGOR HEREBY AGREES NOT TO ELECT A
TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE NOTE, THIS MORTGAGE, OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY MORTGAGOR, AND IS INTENDED TO ENCOMPASS

INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. MORTGAGEE IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY MORTGAGOR.

         54.     RECOURSE PROVISIONS.   Subject to the qualifications below,
Mortgagee shall not enforce the liability and obligation of Mortgagor or its constituent members, partners, shareholders, directors, employees or agents, to perform and observe the obligations contained in this Mortgage, the Note or any of the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against Mortgagor, except that Mortgagee may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Mortgagee to enforce and realize upon its interests under the Note, this Mortgage or the other Loan Documents or in the Mortgaged Property, the Rents or any other collateral given to Mortgagee pursuant to this Mortgage and the other Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Mortgagor or its constituent members, partners, shareholders, directors, employees or agents, only to the extent of Mortgagor's interest in the Mortgaged Property, the Rents and in any other collateral given to Mortgagee, and Mortgagee, by accepting this Mortgage, the Note and the other Loan Documents, agrees that it shall not sue for, seek or demand any deficiency judgment against Mortgagor or its constituent members, partners, shareholders, directors, employees or agents in any such action or proceeding under or by reason of or in connection with this Mortgage, the Note or any of the other Loan Documents. The provisions of this paragraph shall not, however, (i) constitute a waiver, release or impairment of any obligation evidenced or secured by this Mortgage, the Note or any of the other Loan Documents except as specifically provided herein; (ii) impair the right of Mortgagee to name Mortgagor, as a party defendant in any action or suit for foreclosure and sale under this Mortgage; (iii) affect the validity or enforceability of any guaranty made in connection with the Loan or any rights and remedies of Mortgagee thereunder; (iv) impair the right of Mortgagee to obtain the appointment of a receiver; (v) impair the enforcement of the Assignment of Leases and Rents executed in connection herewith; or (vi) constitute a waiver of the right of Mortgagee to enforce the liability and obligation of Mortgagor, by money judgment or otherwise, to the extent of any loss, damage, cost, expense, liability, claim or other obligation incurred by Mortgagee (including attorneys' fees and costs reasonably incurred) arising out of or in connection with the following:

                 (a) fraud or intentional misrepresentation by Mortgagor or any Guarantor in connection with the Loan;

                 (b)      the willful misconduct of Mortgagor;

                 (c) physical waste of the Mortgaged Property which is material in nature;

                 (d) the breach of any representation, warranty, covenant or indemnification provision in that certain Environmental and Hazardous Substance Indemnification Agreement of even date herewith given by Mortgagor to Mortgagee or in this Mortgage concerning Environmental Laws, Hazardous Substances and Asbestos;

                 (e) the removal or disposal of any portion of the Mortgaged Property after an Event of Default;

                 (f) the misapplication or conversion by Mortgagor of (i) any insurance proceeds paid by reason of any loss, damage or destruction to the Mortgaged Property, (ii) any awards or other amounts received in connection with the condemnation of all or a portion of the Mortgaged Property, (iii) any Rents following an Event of Default or (iv) any Rents paid more than one month in advance;

                 (g) failure to pay charges for labor or materials or taxes or other charges that can create liens on any portion of the Mortgaged Property; and

                 (h) any security deposits collected with respect to the Mortgaged Property which are not delivered to Mortgagee upon a foreclosure of the Mortgaged Property or action in lieu thereof, except to the extent any such security deposits were applied in accordance with the terms and conditions of any of the Leases prior to the occurrence of the Event of Default that gave rise to such foreclosure or action in lieu thereof.

                 Notwithstanding anything to the contrary in any of the Loan Documents (i) Mortgagee shall not be deemed to have waived any right which Mortgagee may have under Section 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the Debt secured by this Mortgage or to require that all collateral shall continue to secure all of the Debt owing to Mortgagee in accordance with the Loan Documents, and (ii) the Debt shall become fully recourse to Mortgagor in the event that: (A) the first full monthly payment of principal and interest under the Note is not paid when due; (B) Mortgagor fails to maintain its status as a single purpose entity in accordance with the provisions of this Mortgage;
(C) Mortgagor fails to obtain Mortgagee's prior written consent to any subordinate financing or other voluntary lien encumbering the Mortgaged Property; (D) Mortgagor fails to obtain Mortgagee's prior written consent to any assignment, transfer, or conveyance of the Mortgaged Property or any interest therein as required by this Mortgage; or (E) a receiver, liquidator or trustee of Mortgagor or the Guarantor shall be appointed or if Mortgagor or the Guarantor shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Mortgagor or the Guarantor or if any proceeding for the dissolution or liquidation of Mortgagor or the Guarantor shall be instituted; however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Mortgagor or the Guarantor, upon the same not being discharged, stayed or dismissed within sixty (60) days.

         55.     DEFEASANCE.

                 (a) Provided no Event of Default has occurred and is continuing, at any time after the earlier to occur of (i) two years after the "startup day," within the meaning of Section 860G(a)(9) of the Internal Revenue Code of 1986, as amended from time to time or any successor statute (the "CODE"), of a "real estate mortgage investment conduit," within the meaning of
Section 860D of the Code, that holds the Note or (ii) four years after the date hereof and before the Anticipated Repayment Date, Mortgagor may cause the release of the Mortgaged Property from the lien of this Mortgage and the other Loan Documents upon the satisfaction of the following conditions:

                          (i) not less than thirty (30) days prior written notice shall be given to Mortgagee specifying a date (the "RELEASE DATE") on which the Defeasance Collateral (as hereinafter defined) is to be delivered, such Release Date only to occur on a Payment Date (as defined in the Note);


                          (ii) all accrued and unpaid interest and all other sums due under the Note and under the other Loan Documents up to the Release Date, including, without limitation, all costs and expenses incurred by Mortgagee or its agents in connection with such release (including, without limitation, the review of the proposed Defeasance Collateral and the preparation of the Defeasance Security Agreement (as hereinafter defined) and related documentation), shall be paid in full on or prior to the Release Date; and

                          (iii) Mortgagor shall deliver to Mortgagee on or prior to the Release Date:

         (A) an amount equal to the remaining principal amount of the Note and the Yield Maintenance Premium (hereinafter defined), if any, sufficient to purchase direct, non-callable obligations of the United States of America that provide for payments prior, but as close as possible, to all successive monthly Payment Dates occurring after the Release Date and assuming the Loan is paid in full on the Anticipated Repayment Date (as defined in the Note), with each such payment being equal to or greater than the amount of the corresponding installment of principal and interest required to be paid under the Note (the "DEFEASANCE COLLATERAL"), each of which shall be duly endorsed by the holder thereof as directed by Mortgagee or accompanied by a written instrument of transfer in form and substance wholly satisfactory to Mortgagee (including, without limitation, such instruments as may be required by the depository institution holding such securities to effectuate book-entry transfers and pledges through the book-entry facilities of such institution) in order to create a first priority security interest therein in favor of the Mortgagee in conformity with all applicable state and federal laws governing granting of such security interests;

         (B) a pledge and security agreement, in form and substance satisfactory to Mortgagee in its sole discretion, creating a first priority security interest in favor of Mortgagee in the Defeasance Collateral (the "DEFEASANCE SECURITY AGREEMENT"), which shall provide, among other things, that any excess received by Mortgagee from the Defeasance Collateral over the amounts payable by Mortgagor hereunder shall be refunded to Mortgagor promptly after each Payment Date;

         (C) a certificate of Mortgagor certifying that all of the requirements set forth in this Paragraph 55 have been satisfied;

         (D) an opinion of counsel for Mortgagor in form and substance and delivered by counsel satisfactory to Mortgagee in its sole discretion stating, among other things, that (1) Mortgagee has a perfected first priority security interest in the Defeasance Collateral and that the Defeasance Security Agreement is enforceable against Mortgagor in accordance with its terms; and (2) that any REMIC Trust formed pursuant to a securitization will not fail to maintain its status as a "real estate mortgage investment conduit" within the meaning of
                 Section 860D of the Code as a result of such defeasance;

         (E) Mortgagor shall deliver evidence in writing from the applicable Rating Agencies to the effect that the collateral substitution will not result in a downgrading, withdrawal or qualification of the respective ratings in effect immediately prior to such defeasance event for any securities issued in connection with the securitization which are then outstanding; and

         (F) such other certificates, documents or instruments as Mortgagee may reasonably require.

                 (b) Upon compliance with the requirements of this paragraph, the Mortgaged Property shall be released from the lien of the this Mortgage and the other Loan Documents, and the Defeasance Collateral shall constitute the only collateral which shall secure the Note and all other obligations under the Loan Documents. Mortgagee will, at Mortgagor's expense, execute and deliver any agreements reasonably requested by Mortgagor to release the lien of the Mortgage from the Mortgaged Property. Mortgagor, pursuant to the Defeasance Security Agreement, shall authorize and direct that the payments received from Defeasance Collateral be made directly to Mortgagee and applied to satisfy the obligations of the Mortgagor under the Note.

                 (c) Upon the release of the Mortgaged Property in accordance with this paragraph, Mortgagor may, or at option of Mortgagee shall, assign all its obligations under the Note, together with the pledged Defeasance Collateral, to a successor entity designated by Mortgagor and approved by Mortgagee in its sole discretion. Such successor entity shall execute an assumption agreement in form and substance satisfactory to Mortgagee in its sole discretion pursuant to which it shall assume Mortgagor's obligations under the Note and the

Defeasance Security Agreement. As conditions to such assignment and assumption, Mortgagor shall (i) deliver to Mortgagee an opinion of counsel in form and substance and delivered by counsel satisfactory to Mortgagee in its sole discretion stating, among other things, that such assumption agreement is enforceable against Mortgagor and such successor entity in accordance with its terms and that the Note, the Defeasance Security Agreement and the other Loan Documents, as so assumed, are enforceable against such successor entity in accordance with their respective terms, and (ii) pay all costs and expenses incurred by Mortgagee or its agents in connection with such assignment and assumption (including, without limitation, the review of the proposed transferee and the preparation of the assumption agreement and related documentation). Upon such assumption, Mortgagor shall be relieved of its obligations hereunder, under the other Loan Documents and under the Defeasance Security Agreement other than those obligations which are specifically intended to survive the termination, satisfaction or assignment of this Mortgage or the exercise of Mortgagee's rights and remedies hereunder.

                 (d) Upon the release of the Mortgaged Property in accordance with this paragraph, Mortgagor shall have no further right to prepay the Note pursuant to the other provisions of this paragraph or otherwise. In connection with the conditions set forth in subparagraph (a)(iii)(A) above, Mortgagor hereby appoints Mortgagee as its agent and attorney-in-fact for the purpose of purchasing the Defeasance Collateral with funds provided by the Mortgagor. Mortgagor shall pay any and all expenses incurred in the purchase of the Defeasance Collateral and any revenue, documentary stamp or intangible taxes or any other tax or charge due in connection with the transfer of the Note or otherwise required to accomplish the agreements of this paragraph.

                 (e) For purposes of this Mortgage the Note and the other Loan Documents, the term "YIELD MAINTENANCE PREMIUM" shall mean the amount, if any, which, when added to the remaining principal amount of the Note, will be sufficient to purchase the Defeasance Collateral.

         56.     LOCK-BOX AGREEMENT.   On or before the date hereof Mortgagor
covenants and agrees to enter into one or more servicing account agreements and lockbox servicing agreements acceptable to Mortgagee between Mortgagor, Mortgagee and one or more certain financial institutions (together with any modification, amendment, substitution or replacement thereof, hereinafter collectively referred to as the "CASH MANAGEMENT AGREEMENT") which shall provide, among other things, that all Rents and other sums collected from, or arising with respect to, the Mortgaged Property be deposited in the accounts established in connection with such Cash Management Agreement and that such amounts shall be disbursed in accordance with paragraphs 8 and 9 of the Note. The Mortgagor shall pay all costs and expenses required under the Cash Management Agreement. During a Sweep Period, as defined in the Cash Management Agreement, following an Event of Default, Mortgagee may apply any sums then held pursuant to the Cash Management Agreement to the payment of the Debt in any order in its sole discretion. Until expended or applied, amounts held pursuant to the Cash Management Agreement shall constitute additional security for the Debt.

         57.     MISCELLANEOUS.

                 (a) Any consent or approval by Mortgagee in any single instance shall not be deemed or construed to be Mortgagee's consent or approval in any like matter arising at a subsequent date, and the failure of Mortgagee to promptly exercise any right, power, remedy, consent or approval provided herein or at law or in equity shall not constitute or be construed as a waiver of the same nor shall Mortgagee be estopped from exercising such right, power, remedy, consent or approval at a later date. Any consent or approval requested of and granted by Mortgagee pursuant hereto shall be narrowly construed to be applicable only to Mortgagor and the matter identified in such consent or approval and no third party shall claim any benefit by reason thereof, and any such consent or approval shall not be deemed to constitute Mortgagee a venturer or partner with Mortgagor nor shall privity of contract be presumed to have been established with any such third party. If Mortgagee deems it to be in its best interest to retain assistance of persons, firms or corporations (including, without limitation, attorneys, title insurance companies, appraisers, engineers and surveyors) with respect to a request for consent or approval, Mortgagor shall reimburse Mortgagee for all costs reasonably incurred in connection with the employment of such persons, firms or corporations.

                 (b) Mortgagor covenants and agrees that during the Term, unless Mortgagee shall have previously consented in writing, (a) Mortgagor will take no action that would cause it to become an "EMPLOYEE BENEFIT PLAN" as defined in 29 C.F.R. Section 2510.3-101, or "ASSETS OF A GOVERNMENTAL PLAN" subject to regulation under the state statutes, and (b) Mortgagor will not sell, assign or transfer the Mortgaged Property, or any portion thereof or interest therein, to any transferee that does not execute and deliver to Mortgagee its written assumption of the obligations of this covenant.
Mortgagor further covenants and agrees to protect, defend, indemnify and hold Mortgagee harmless from and against all loss, cost, damage and expense (including without limitation, all attorneys' fees and excise taxes, costs of correcting any prohibited transaction or obtaining an appropriate exemption) that Mortgagee may incur as a result of Mortgagor's breach of this covenant. This covenant and indemnity shall survive the extinguishment of the lien of this Mortgage by foreclosure or action in lieu thereof; furthermore, the foregoing indemnity shall supersede any limitations on Mortgagor's liability under any of the Loan Documents.

                 (c) If there is more than one party comprising Mortgagor, then the obligations and liabilities of each party under this Mortgage shall be joint and several.

                 (d) The Loan Documents contain the entire agreement between Mortgagor and Mortgagee relating to or connected with the Loan. Any other agreements relating to or connected with the Loan not expressly set forth in the Loan Documents are null and void and superseded in their entirety by the provisions of the Loan Documents.

                 (e) Mortgagor hereby covenants and agrees not to commit, permit or suffer to exist any act, omission or circumstance affording such right of forfeiture. In furtherance thereof, Mortgagor hereby indemnifies Mortgagee and agrees to defend and hold Mortgagee harmless from and against any loss, damage or injury by reason of the breach of the covenants and agreements or the representations and warranties set forth in this paragraph. Without limiting the generality of the foregoing, the filing of formal charges or the commencement of proceedings against Mortgagor or all or any part of the Mortgaged Property under any federal or state law for which forfeiture of the Mortgaged Property or any part thereof or of any monies paid in performance of Mortgagor's obligations under the Loan Documents is a potential result, shall, at the election of Mortgagee, constitute an Event of Default hereunder without notice or opportunity to cure.

                 (f) Mortgagor acknowledges that, with respect to the Loan, Mortgagor is relying solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Mortgagee or any parent, subsidiary or affiliate of Mortgagee. Mortgagor acknowledges that Mortgagee engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of the Mortgagor or its affiliates. Mortgagor acknowledges that it is represented by competent counsel and has consulted counsel before executing the Loan Documents.

                 (g) Mortgagor covenants and agrees to pay Mortgagee upon receipt of written notice from Mortgagee, all reasonable costs and expenses (including reasonable attorneys' fees and disbursements) incurred by Mortgagee in connection with (i) the preparation, negotiation, execution and delivery of this Mortgage and the other Loan Documents; (ii) Mortgagor's performance of and compliance with Mortgagor's respective agreements and covenants contained in this Mortgage and the other Loan Documents on its part to be performed or complied with after the date hereof; (iii) Mortgagee's performance and compliance with all agreements and conditions contained in this Mortgage and the other Loan Documents on its part to be performed or complied with after the date hereof; (iv) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Mortgage and the other Loan Documents; and (v) the filing and recording fees and expenses, title insurance fees and expenses, and other similar expenses incurred in creating and perfecting the lien in favor of Mortgagee pursuant to this Mortgage and the other Loan Documents.

                 (h) This Mortgage shall be governed by and construed in accordance with the laws of the State in which the Premises are located and the applicable laws of the United States of America.

         58. CERTAIN HOTEL COVENANTS. Mortgagor further covenants and agrees with Mortgagee as follows:

                 (a) Mortgagor shall cause the hotel located on the Mortgaged Property to be operated pursuant to the Franchise Agreement and the Management Agreement.





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
                 (b)      Mortgagor shall:

                          (i) promptly perform and/or observe all of the covenants and agreements required to be performed and observed by it under the Franchise Agreement and the Management Agreement and do all things necessary to preserve and to keep unimpaired its material rights thereunder;

                          (ii) promptly notify Mortgagee of any default under the Franchise Agreement or the Management Agreement of which it is aware;

                          (iii) promptly deliver to Mortgagee a copy of each financial statement, business plan, capital expenditures plan, notice, report and estimate received by it under the Franchise Agreement or the Management Agreement; and

                          (iv)    promptly enforce the performance and
                 observance of all of the covenants and agreements required to be performed and/or observed by the franchisor under the Franchise Agreement and the manager under the Management Agreement.

         (c)     Mortgagor shall not, without Mortgagee's prior consent:

                          (i) surrender, terminate or cancel the Franchise Agreement or the Management Agreement;

                          (ii) reduce or consent to the reduction of the term of the Franchise Agreement or the Management Agreement;

                          (iii) increase or consent to the increase of the amount of any charges under the Franchise Agreement or the Management Agreement; or

                          (iv) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under, the Franchise Agreement or the Management Agreement in any material respect.

         (d) Mortgagor shall not, without Mortgagee's prior consent, enter into transactions with any affiliate, including without limitation any arrangement providing for the managing of the hotel on the Mortgaged Property, the rendering or receipt of services or the purchase or sale of inventory, except any such transaction in the ordinary course of business of Mortgagor if the monetary or business consideration arising therefrom would be substantially as





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
advantageous to Mortgagor as the monetary or business consideration that would obtain in a comparable transaction with a person not an affiliate of Mortgagor.

                                    PART II


                           STATE SPECIFIC PROVISIONS

         59. AMPLIFICATION OF FORECLOSURE REMEDIES. Without in any way limiting the other provisions of this Mortgage, but in addition thereto and in amplification thereof, Mortgagor hereby confers on Mortgagee the power to sell the Mortgaged Property, and the interests of persons therein, upon the occurrence and during the continuation of any Event of Default hereunder, in the manner and pursuant to the procedures set forth in the Oklahoma Power of Sale Mortgage Foreclosure Act, 46 O.S. Sections 40-49 (the "Act"), as said Act may be amended from time to time, or pursuant to other applicable statutory or judicial authority. If no cure of such default is effected within the time period set forth in the Act, Mortgagee may accelerate the indebtedness secured hereby without further notice (the aforementioned statutory cure period to run concurrently with any contractual provision for notice before acceleration of debt) and may then proceed in the manner and subject to the conditions of the Act to send to Mortgagor and other necessary parties a notice of sale and may sell and convey the Mortgaged Property in accordance with the Act. Mortgagee may enforce this Mortgage by exercising said power of sale or, at the option of Mortgagee, by judicial foreclosure proceedings as provided by law. No action of Mortgagee based upon the provisions contained in this Mortgage or in the Act, including, without limitation, the giving of the notice of intent to foreclose by power of sale or the notice of sale, shall constitute an election of remedies which would preclude Mortgagee from accelerating the indebtedness secured hereby and pursuing judicial foreclosure before or at any time after commencement of the power of sale foreclosure procedure. If Mortgagee institutes judicial proceedings to enforce this Mortgage, Mortgagor, to the fullest extent permitted by law, hereby waives or does not waive, at the sole option of Mortgagee, appraisement of the Mortgaged Property, said option to be exercised by Mortgagee at the time judgement is rendered or at any time prior thereto. Mortgagor fully understands the consequences of conferring on Mortgagee the above-described power of sale, and if Mortgagee elects to enforce this Mortgage by exercising said power of sale, Mortgagor hereby expressly waives, to the fullest extent permitted by law, any right to a judicial hearing prior to the sale of the Mortgaged Property. As often as any proceedings may be taken to foreclose this Mortgage, whether pursuant to the power of sale or by judicial proceedings, or to foreclose the security interest which has been granted to Mortgagee, Mortgagor agrees to pay to Mortgagee, in addition to all other sums due, all reasonable costs and expenses, including reasonable attorneys' fees, incurred by Mortgagee.

         60. PAYMENT OF OKLAHOMA MORTGAGE TAX. Notwithstanding any provisions to the contrary contained in this Mortgage, including without limitation the provisions of Paragraphs 17 and 21, Mortgagor shall not be required to pay the Oklahoma Real Estate Mortgage Tax to be paid upon the recording of this Mortgage, as prescribed and levied pursuant to 68 O.S. Sections 1901-1910. Said tax shall be paid by Mortgagee.





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
         A POWER OF SALE HAS BEEN GRANTED IN THIS MORTGAGE. A POWER OF SALE MAY ALLOW THE MORTGAGEE TO TAKE THE MORTGAGED PROPERTY AND SELL IT WITHOUT GOING TO COURT IN A FORECLOSURE ACTION UPON DEFAULT BY THE MORTGAGOR UNDER THIS MORTGAGE.

         IN WITNESS WHEREOF, Mortgagor has executed this instrument the day and year first above written.

                                         BROCK SUITE TULSA, INC.,
                                         a Delaware corporation



                                         By:
                                            ----------------------------------
                                            Name: Melvin Melle
                                            Title: Vice President





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
                                 ACKNOWLEDGMENT


STATE OF  ________________________  )
                                    )   SS:
COUNTY OF ________________________  )


         Before me, the undersigned, a Notary Public, in and for said County and State, on this ____ day of ______________, 1997, personally appeared, Melvin Melle as Vice President of Brock Suite Tulsa, Inc., to me known to be the identical person who executed the within and foregoing instrument as Vice President of the corporation and acknowledged to me that he executed the same on behalf of the corporation as his free and voluntary act and deed for the uses and purposes therein set forth.

         Given under my hand and seal the day and year last above written.


                                           -----------------------------------
                                                      Notary Public

Commission expires:





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


                                   EXHIBIT A


                               LEGAL DESCRIPTION





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